                                    INDENTURE


--------------------------------------------------------------------------------






                   TOYOTA AUTO RECEIVABLES 2003-B OWNER TRUST,



                                    as Issuer




                                       and




                              THE BANK OF NEW YORK


                            as Indenture Trustee and
                             Securities Intermediary


--------------------------------------------------------------------------------


                          Dated as of September 1, 2003

                             TABLE OF CONTENTS

                                                                                                              PAGE
ARTICLE I...............................................................DEFINITIONS AND INCORPORATION BY REFERENCE

       Section 1.01        Definitions...........................................................................2
       Section 1.02        Usage of Terms.......................................................................10
       Section 1.03        Incorporation by Reference of Trust Indenture Act....................................10
ARTICLE II            THE NOTES
       Section 2.01        Form.................................................................................11
       Section 2.02        Execution, Authentication and Delivery...............................................11
       Section 2.03        Temporary Notes......................................................................11
       Section 2.04        Registration; Registration of Transfer and Exchange..................................12
       Section 2.05        Mutilated, Destroyed, Lost or Stolen Notes...........................................13
       Section 2.06        Persons Deemed Owners................................................................14
       Section 2.07        Payments of Principal and Interest...................................................14
       Section 2.08        Cancellation.........................................................................15
       Section 2.09        Release of Collateral................................................................15
       Section 2.10        Book-Entry Notes.....................................................................16
       Section 2.11        Notices to Clearing Agency...........................................................16
       Section 2.12        Definitive Notes.....................................................................17
       Section 2.13        Tax Treatment........................................................................17
ARTICLE III           COVENANTS
       Section 3.01        Payments to Noteholders, Certificateholder, Holder of the Revolving
                           Liquidity Note, Swap Counterparty, Servicer and Seller...............................17
       Section 3.02        Maintenance of Office or Agency......................................................18
       Section 3.03        Money for Payments To Be Held in Trust...............................................18
       Section 3.04        Existence............................................................................20
       Section 3.05        Protection of Trust Estate...........................................................20
       Section 3.06        Opinions as to Trust Estate..........................................................21
       Section 3.07        Performance of Obligations; Servicing of Receivables.................................21
       Section 3.08        Negative Covenants...................................................................23

                                       i

                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                                              PAGE
       Section 3.09        Annual Statement as to Compliance....................................................24
       Section 3.10        Issuer May Consolidate, etc., Only on Certain Terms..................................24
       Section 3.11        Successor or Transferee..............................................................26
       Section 3.12        No Other Business....................................................................26
       Section 3.13        No Borrowing.........................................................................27
       Section 3.14        Servicer's Notice Obligations........................................................27
       Section 3.15        Guarantees, Loans, Advances and Other Liabilities....................................27
       Section 3.16        Capital Expenditures.................................................................27
       Section 3.17        Removal of Administrator.............................................................27
       Section 3.18        Restricted Payments..................................................................27
       Section 3.19        Notice of Events of Default..........................................................27
       Section 3.20        Further Instruments and Actions......................................................28
ARTICLE IV            SATISFACTION AND DISCHARGE
       Section 4.01        Satisfaction and Discharge of Indenture..............................................28
       Section 4.02        Application of Trust Money...........................................................29
       Section 4.03        Repayment of Moneys Held by Paying Agent.............................................29
ARTICLE V             REMEDIES
       Section 5.01        Events of Default....................................................................29
       Section 5.02        Acceleration of Maturity; Rescission and Annulment...................................31
       Section 5.03        Collection of Indebtedness and Suits for Enforcement by
                           Indenture Trustee....................................................................32
       Section 5.04        Remedies; Priorities; Insolvency of Seller...........................................34
       Section 5.05        Optional Preservation of the Receivables.............................................37
       Section 5.06        Limitation of Suits..................................................................37
       Section 5.07        Unconditional Rights of Noteholders To Receive
                           Principal and Interest...............................................................37
       Section 5.08        Restoration of Rights and Remedies...................................................38
       Section 5.09        Rights and Remedies Cumulative.......................................................38
       Section 5.10        Delay or Omission Not a Waiver.......................................................38

                                       ii

                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                                              PAGE
       Section 5.11        Control by Noteholders...............................................................38
       Section 5.12        Waiver of Past Defaults..............................................................39
       Section 5.13        Undertaking for Costs................................................................39
       Section 5.14        Waiver of Stay or Extension Laws.....................................................39
       Section 5.15        Action on Notes......................................................................40
       Section 5.16        Performance and Enforcement of Certain Obligations...................................40
ARTICLE VI            THE INDENTURE TRUSTEE
       Section 6.01        Duties of Indenture Trustee..........................................................41
       Section 6.02        Rights of Indenture Trustee..........................................................42
       Section 6.03        Individual Rights of Indenture Trustee...............................................43
       Section 6.04        Indenture Trustee's Disclaimer.......................................................43
       Section 6.05        Notice of Defaults...................................................................44
       Section 6.06        Reports by Indenture Trustee to Holders..............................................44
       Section 6.07        Compensation and Indemnity...........................................................45
       Section 6.08        Replacement of Indenture Trustee.....................................................45
       Section 6.09        Successor Indenture Trustee by Merger................................................46
       Section 6.10        Appointment of Co-Indenture Trustee or Separate
                           Indenture Trustee....................................................................47
       Section 6.11        Eligibility; Disqualification........................................................48
       Section 6.12        Preferential Collection of Claims Against Issuer.....................................48
       Section 6.13        Revolving Liquidity Note Provisions..................................................48
       Section 6.14        Interest Rate Swap Provisions........................................................49
ARTICLE VII           NOTEHOLDERS' LISTS AND REPORTS
       Section 7.01        Note Registrar To Furnish Names and Addresses of Noteholders.........................50
       Section 7.02        Preservation of Information; Communications to Noteholders...........................51
       Section 7.03        Reports by Issuer....................................................................51
       Section 7.04        Reports by Indenture Trustee.........................................................51
ARTICLE VIII          ACCOUNTS, DISBURSEMENTS AND RELEASES
       Section 8.01        Collection of Money..................................................................52

                                       iii

                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                                              PAGE
       Section 8.02        Trust Accounts.......................................................................52
       Section 8.03        [Reserved]...........................................................................52
       Section 8.04        General Provisions Regarding Accounts................................................52
       Section 8.05        Release of Trust Estate..............................................................54
       Section 8.06        Opinion of Counsel...................................................................54
ARTICLE IX            SUPPLEMENTAL INDENTURES
       Section 9.01        Supplemental Indentures Without Consent of Noteholders...............................55
       Section 9.02        Supplemental Indentures with Consent of Noteholders..................................56
       Section 9.03        Limitations on Supplemental Indentures...............................................56
       Section 9.04        Execution of Supplemental Indentures.................................................57
       Section 9.05        Effect of Supplemental Indenture.....................................................57
       Section 9.06        Conformity with Trust Indenture Act..................................................58
       Section 9.07        Reference in Notes to Supplemental Indentures........................................58
ARTICLE X             TERMINATION OF THE TRUST
       Section 10.01       Termination of the Trusts Created by Indenture.......................................58
       Section 10.02       Optional Purchase of All Receivables.................................................59
ARTICLE XI            MISCELLANEOUS
       Section 11.01       Compliance Certificates and Opinions, etc............................................59
       Section 11.02       Form of Documents Delivered to Indenture Trustee.....................................61
       Section 11.03       Acts of Noteholders..................................................................62
       Section 11.04       Notices, etc., to Indenture Trustee, Issuer and Rating Agencies......................62
       Section 11.05       Notices to Noteholders; Waiver.......................................................63
       Section 11.06       Alternate Payment and Notice Provisions..............................................63
       Section 11.07       Conflict with Trust Indenture Act....................................................63
       Section 11.08       Effect of Headings and Table of Contents.............................................64
       Section 11.09       Successors and Assigns...............................................................64
       Section 11.10       Severability.........................................................................64
       Section 11.11       Benefits of Indenture................................................................64
       Section 11.12       Governing Law........................................................................64

                                       iv

                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                                              PAGE
       Section 11.13       Counterparts.........................................................................64
       Section 11.14       Recording of Indenture...............................................................64
       Section 11.15       Trust Obligation.....................................................................65
       Section 11.16       No Petition..........................................................................65
       Section 11.17       Inspection...........................................................................65
       EXHIBIT A           Forms of Class A-1  Note,  Class A-2 Note, Class A-3 Note and
                           Class A-4 Note....................................................................A-1-1
       EXHIBIT B           Form of Note Depository Agreement.................................................B-1-1

                                       v

                              CROSS-REFERENCE TABLE
                         (not a part of this Indenture)

  TIA                                                                Indenture
Section                                                               Section
-------                                                              ---------
(Section)310(a) (1)..................................................... 6.11
      (a) (2)........................................................... 6.11
      (a) (3)........................................................... N.A.
      (a) (4)........................................................... N.A.
      (a) (5)........................................................... 6.11
      (b) .............................................................. 5.04
                                                                         6.08
                                                                         6.11
                                                                        11.04
      (c) .............................................................. N.A.
(Section)311(a) ........................................................ 6.12
      (b) .............................................................. 6.12
      (c) .............................................................. N.A.
(Section)312(a) ........................................................ 7.02
      (b) .............................................................. 7.02
      (c) .............................................................. 7.02
(Section)313(a) ........................................................ 7.04
      (b) (1)........................................................... N.A.
      (b) (2)........................................................... 7.04
      (c) .............................................................. 7.04
                                                                        11.04
      (d) .............................................................. 7.04
(Section)314(a) ........................................................ 3.09
                                                                         7.03
                                                                        11.04
      (b) ............................................................. 11.14
      (c) (1) .......................................................... 3.10
                                                                         6.02
                                                                      8.05(b)
                                                                         6.02
                                                                        11.01
      (c) (2)........................................................... 3.06
                                                                         3.10
                                                                         6.02
                                                                      8.05(b)
                                                                         8.06
      (c) (3)........................................................... N.A.
      (d) .............................................................. N.A.
      (d) .............................................................. N.A.
      (e) ............................................................. 11.05
      (f) ............................................................. 4.01.
(Section)315(a) ........................................................ 6.01
      (b) .............................................................. 6.05
      (c) .............................................................. 5.02
                                                                         5.08
      (d) ........................................................... 6.01(c)
      (e) .............................................................. 5.13

  TIA                                                                 Indenture
Section                                                                Section
-------                                                               ---------
(Section)316(a) (last sentence)......................................  6.01(c)
      (a) (1) (A)....................................................  6.01(c)
      (a) (1) (B).......................................................  5.12
      (a) (2)...........................................................  N.A.
      (b) ..............................................................  5.01
                                                                       5.04(b)
      (c) ..............................................................  2.06
(Section)317(a) (1) ....................................................  5.04
      (a) (2) .......................................................  5.03(c)
                                                                       5.03(d)
      (b) ..............................................................  4.03
(Section)318(a) ........................................................ 11.07

---------
N.A. means not applicable

         INDENTURE dated as of September 1, 2003, between TOYOTA AUTO RECEIVABLES 2003-B OWNER TRUST, a Delaware statutory trust (the "Issuer"), and THE BANK OF NEW YORK, a New York State banking institution, as trustee and not in its individual capacity and as Securities Intermediary (the "Indenture Trustee").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's 1.12% Asset Backed Notes, Class A-1 (the "Class A-1 Notes"), 1.43% Asset Backed Notes, Class A-2 (the "Class A-2 Notes"), Floating Rate Asset Backed Notes, Class A-3 (the "Class A-3 Notes") 2.79% Asset Backed Notes, Class A-4 (the "Class A-4 Notes," and together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Class A Notes" or the "Notes"):

                                 GRANTING CLAUSE

         The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Holders of the Notes and the Certificate and the Swap Counterparty, all of the Issuer's right, title and interest in and to, in each case whether now or hereafter existing or in which Issuer now has or hereafter acquires an interest and wherever the same may be located: (i) all right, title and interest of the Issuer in and to the Receivables and all monies due thereon or paid thereunder or in respect thereof (including proceeds of the repurchase of Receivables by the Seller pursuant to Section 3.02 or the purchase of Receivables by the Servicer pursuant to Section
4.08 or 9.01 of the Sale and Servicing Agreement) on or after the Cutoff Date;
(ii) the interest of the Issuer in the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any accessions thereto; (iii) the interest of the Issuer in any proceeds of any physical damage insurance policies covering Financed Vehicles and in any proceeds of any credit life or credit disability insurance policies relating to the Receivables or the Obligors; (iv) the interest of the Issuer in any Dealer Recourse; (v) the right of the Issuer to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and have been repossessed by or on behalf of the Issuer; (vi) the rights and interests of the Issuer under the Sale and Servicing Agreement and as assignee (pursuant to the Sale and Servicing Agreement) of the rights and interests of TAFR LLC under the Receivables Purchase Agreement; (vii) all rights, title and interest of the Issuer in and to the Interest Rate Swap Agreement and; (viii) all other assets comprising the Owner Trust Estate; (ix) all proceeds of the foregoing and (x) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, tangible chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Collateral").

         The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, and subject to the subordinate claims thereon of the Holder of the Certificate, all as provided in this Indenture.

         The Indenture Trustee, as Indenture Trustee on behalf of the Holders of the Notes and for the benefit of the Certificateholder, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Holders of the Notes may be adequately and effectively protected and the rights of the Certificateholder secured.

                                   ARTICLE I
               Definitions and Incorporation by Reference Section

         SECTION 1.01 Definitions. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the Trust Agreement, the Sale and Servicing Agreement, the Interest Rate Swap Agreement, the Revolving Liquidity Note Agreement and Securities Account Control Agreement, as the case may be, for all purposes of this Indenture. Except as otherwise provided in this Agreement, whenever used herein the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "Action" has the meaning specified in Section 11.03(a).

         "Administration Agreement" means the Administration Agreement dated as of September 1, 2003, among the Administrator, the Issuer, the Owner Trustee and the Indenture Trustee.

         "Administrator" means TMCC, or any successor Administrator under the Administration Agreement.

         "Authorized Officer" means (i) with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer identified as such on any list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee and (ii) with respect to the Administrator, any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and identified as such on any list of Authorized Officers delivered by the Administrator to the Indenture Trustee.

         "Basic Documents" means the Receivables Purchase Agreement, the Trust Agreement, the Certificate of Trust, the Sale and Servicing Agreement, this Indenture, the Administration Agreement, the Securities Account Control Agreement, the Note Depository Agreement, the Revolving Liquidity Note Agreement, the Revolving Liquidity Note and the other documents and certificates delivered in connection herewith and therewith.

          "Book-Entry Notes" means a beneficial interest in the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, Chicago, Illinois, Wilmington, Delaware or San Francisco, California are authorized or obligated by law, regulation or executive order to remain closed.

         "Class A-1 Rate" means 1.12% per annum (computed on the basis of the actual number of days elapsed during the relevant Interest Period and a 360-day year).

         "Class A-1 Notes" means the 1.12% Asset Backed Notes, Class A-1, substantially in the form attached hereto as Exhibit A.

         "Class A-2 Rate" means 1.43% per annum (computed on the basis of a 360 day year consisting of twelve 30 day months).

         "Class A-2 Notes" means the 1.43% Asset Backed Notes, Class A-2, substantially in the form attached hereto as Exhibit A.

         "Class A-3 Rate" means, with respect to any Payment Date, LIBOR plus 0.03% (computed on the basis of the actual number of days elapsed during the relevant Interest Period and a 360 day year).

         "Class A-3 Notes" means the Floating Rate Asset Backed Notes, Class A-3, substantially in the form attached hereto as Exhibit A.

         "Class A-4 Rate" means 2.79% per annum (computed on the basis of a 360 day year consisting of twelve 30 day months).

         "Class A-4 Notes" means the 2.79% Asset Backed Notes, Class A-4, substantially in the form attached hereto as Exhibit A.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" means September 18, 2003.

         "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

         "Collateral" has the meaning specified in the Granting Clause of this Indenture.

         "Corporate Trust Office" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at 101 Barclay Street, 8 West, New York, New York 10286, Attn: Corporate Trust Services - Asset Backed Securities Department Toyota Auto Receivables 2003-B Owner Trust, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Issuer and the Administrator, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders, the Issuer and the Administrator.

         "Cutoff Date" means August 1, 2003.

         "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

         "Definitive Notes" has the meaning specified in Section 2.10.

         "Event of Default" has the meaning specified in Section 5.01.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

         "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

         "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Note Register or, as indicated by the context, the holder of the Revolving Liquidity Note.

         "Indenture Trustee" means The Bank of New York, a New York State banking institution, as Indenture Trustee under this Indenture, or any successor Indenture Trustee under this Indenture.

         "Independent" means, when used with respect to any specified Person, that the Person is in fact independent of the Seller, the Servicer, the Administrator, the Issuer or any other obligor on the Notes or any Affiliate of any of the foregoing Persons because, among other things, such Person (a) is not an employee, officer or director or otherwise controlled thereby or under common control therewith, (b) does not have any direct financial interest or any material indirect financial interest therein (whether as holder of securities thereof or party to contract therewith or otherwise) and (c) is not and has not within the preceding twelve months been a promoter, underwriter, trustee, partner, director or person performing similar functions therefor or otherwise had legal, contractual or fiduciary or other duties to act on behalf of or for the benefit thereof.

         "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in Section 11.01, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

         "Insolvency Event" with respect to the Seller means the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Seller in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Seller, or ordering the winding-up or liquidation of the Seller's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or the commencement by the Seller of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Seller to the entry of an order for relief in an involuntary case under any such law, or the consent by the Seller to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Seller, or the making by the Seller of any general assignment for the benefit of creditors, or the failure by the Seller generally to pay its debts as such debts become due, or the taking of any action by the Seller in furtherance of any of the foregoing.

         "Interest Period" means, with respect to any Payment Date and (i) the Class A-1 and Class A-3 Notes, the period from (and including) a Payment Date to (but excluding) the next Payment Date, except that the first interest accrual period will be from (and including) the Closing Date to (but excluding) October 15, 2003, and (ii) the Class A-2 and Class A-4 Notes, the period from (and including) the 15th day of each calendar month to (but excluding) the 15th day of the succeeding calendar month, except that the first interest accrual period will be from (and including) the Closing Date to (but excluding) October 15, 2003.

         "Interest Rate" means the Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate or the Class A-4 Rate, as indicated by the context.

         "Interest Determination Date" means the second London Banking Day prior to the Interest Reset Date for the related Interest Period.

         "Interest Rate Swap Agreement" means 1992 ISDA Master Agreement dated as of September 18, 2003 (the "1992 ISDA Master Agreement"), including all schedules and confirmations thereto, between the Issuer and the Swap Counterparty, as the same may be amended, supplemented, renewed, extended or replaced from time to time.

         "Issuer" means Toyota Auto Receivables 2003-B Owner Trust unless and until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes, if any.

         "Issuer Order" and "Issuer Request" mean a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

         "LIBOR" means the rate for deposits in U.S. dollars for a one-month period which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the Interest Determination Date; provided that, the following procedures will be followed if LIBOR cannot be determined as described above:

         (a) With respect to an Interest Determination Date on which no rate appears on Telerate Page 3750, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent (as defined in the Interest Rate Swap Agreement) as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, which may include the Calculation Agent and its affiliates, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for a one-month period, commencing on the second London Banking Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such quotations are provided, LIBOR determined on the applicable Interest Determination Date will be the arithmetic mean of the quotations.

         (b) If fewer than two quotations referred to in clause (a) above are provided, LIBOR determined on the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m. in New York on the applicable Interest Determination Date by three major banks, which may include the Calculation Agent and its affiliates, in New York, selected by the Calculation Agent for loans in U.S. dollars to leading European banks, having a maturity of one-month and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time.

         (c) If the banks so selected by the Calculation Agent are not quoting as mentioned in clause (b) above, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on the applicable Interest Determination Date.

         "Note" means a Class A-1 Note, a Class A-2 Note, a Class A-3 Note or a Class A-4 Note.

         "Note Depository Agreement" means the agreement entitled "Letter of Representations" dated on or before the Closing Date among the Clearing Agency, the Issuer and the Indenture Trustee with respect to certain matters relating to the duties thereof with respect to the Book-Entry Notes, substantially in the form attached hereto as Exhibit B.

         "Note Owner" means, with respect to a Book-Entry Note, any Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

         "Note Register" means the Register of Noteholders' information maintained by the Note Registrar pursuant to Section 2.04.

         "Note Registrar" means the Indenture Trustee unless and until a successor Note Registrar shall have been appointed pursuant to Section 2.04.

         "Officer's Certificate" means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, and delivered to the Indenture Trustee.

         "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be an employee of or counsel to the Issuer, the Seller or the Servicer and which counsel shall be satisfactory to the Owner Trustee, the Indenture Trustee or the Rating Agencies, as the case may be.

         "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

         (a) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

         (b) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes; and

(c) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser; provided, that in determining whether the Holders of the requisite percentage of the Outstanding Amount of the Notes, or any Class of Notes, have given any request, demand, authorization, direction, notice, consent, or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

         "Outstanding Amount" means the aggregate principal amount of all Notes, or, if indicated by the context, all Notes of any Class, Outstanding at the date of determination.

         "Owner Trustee" means U.S. Bank Trust National Association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, or any successor Owner Trustee under the Trust Agreement.

         "Owner Trust Estate" means all right, title and interest of the Issuer in and to the property and rights assigned to the Issuer pursuant to Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the accounts created pursuant to Section 5.01 of the Sale and Servicing Agreement (excluding any net investment income with respect to amounts held in such accounts) and all other property of the Issuer from time to time, including any rights of the Owner Trustee and the Issuer pursuant to the Sale and Servicing Agreement and the Administration Agreement, rights of the Owner Trustee and the Issuer pursuant to the Revolving Liquidity Note Agreement and Revolving Liquidity Note, and as assignee of the rights and interests of the Depositor under the Receivables Purchase Agreement.

         "Paying Agent" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section
6.11 that has been authorized by the Issuer to make payments to and distributions from the Collection Account and the Payahead Account, including payment of principal of or interest on the Notes on behalf of the Issuer.

         "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

         "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

         "Registered Holder" means the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

         "Revolving Liquidity Note" means the Revolving Liquidity Note issued pursuant to the Revolving Liquidity Note Agreement.

         "Revolving Liquidity Note Agreement" means the Revolving Liquidity Note Agreement dated as of September 18, 2003, between the Issuer and TMCC as the initial Holder of the Revolving Liquidity Note.

         "Sale and Servicing Agreement" means the Sale and Servicing Agreement dated as of September 1, 2003, among the Issuer, Toyota Auto Finance Receivables LLC, as Seller, and Toyota Motor Credit Corporation, as Servicer, and as to which the Indenture Trustee is a third party beneficiary of certain provisions.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Account Control Agreement" means the Securities Account Control Agreement dated September 1, 2003, among the Seller, The Bank of New York, as Securities Intermediary thereunder, and The Bank of New York, as Indenture Trustee.

         "Seller" shall mean Toyota Auto Finance Receivables LLC, in its capacity as seller under the Sale and Servicing Agreement, and its successor in interest.

         "Servicer" shall mean Toyota Motor Credit Corporation in its capacity as servicer under the Sale and Servicing Agreement, and any Successor Servicer thereunder.

         "Successor Servicer" has the meaning specified in Section 3.07(e).

         "Swap Counterparty" shall mean Toyota Motor Credit Corporation, as swap counterparty under the Interest Rate Swap Agreement, or any successor or replacement swap counterparty from time to time under the Interest Rate Swap Agreement.

         "Swap Event of Default" means (i) the failure of the Issuer or the Swap Counterparty to pay any amount when due under the Interest Rate Swap Agreement after giving effect to any applicable grace period; (ii) the occurrence of certain events of insolvency or bankruptcy of the Issuer or the Swap Counterparty as specified in the Interest Rate Swap Agreement and (iii) certain other standard events of default under the 1992 ISDA Master Agreement as specified in the Interest Rate Swap Agreement including "Breach of Agreement" (not applicable to the Issuer), "Misrepresentation" (not applicable to the Issuer) and "Merger without Assumption," as described in Sections 5(a)(ii), 5(a)(iv) and 5(a)(viii) of the 1992 ISDA Master Agreement.

         "Swap Payments Incoming" means on any Payment Date the net amount, if any, then payable by a Swap Counterparty to the Issuer, excluding any Swap Termination Payments.

         "Swap Payments Outgoing" means on any payment Date the net amount, if any, then payable by the Issuer to the Swap Counterparty, excluding any Swap Termination Payments.

         "Swap Termination Event" means (i) certain events of insolvency or bankruptcy of the Issuer or the Swap Counterparty as specified in the Interest Rate Swap Agreement; (ii) any Event of Default under the Indenture that results in the acceleration of the Notes or involving an uncured payment default; (iii) the Issuer or Swap Counterparty becomes subject to registration as an "investment company" under the Investment Company Act of 1940; and (iv) certain standard termination events under the 1992 ISDA Master Agreement as specified in the Interest Rate Swap Agreement including "Illegality," "Tax Event" and "Tax Event Upon Merger," each as more fully described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the 1992 ISDA Master Agreement.

         "Swap Termination Payment" means any termination payment payable by the Issuer to the Swap Counterparty or by the Swap Counterparty to the Issuer under the Interest Rate Swap Agreement.

         "Trust Agreement" means the Trust Agreement dated as of July 18, 2003, as amended and restated by the Amended and Restated Trust Agreement dated as of September 1, 2003, by and between Toyota Auto Finance Receivables LLC, as depositor, and U.S. Bank Trust National Association, as Owner Trustee.

         "Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of this Indenture for the benefit of the

Noteholders (including, without limitation, all property and interests Granted to the Indenture Trustee pursuant to the Granting Clause), including all proceeds thereof.

         "Trust Officer" means, in the case of the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers with direct responsibility for the administration of the Indenture and the Basic Documents and, with respect to the Owner Trustee, any officer in the Corporate Trust Administration Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the Basic Documents on behalf of the Owner Trustee.

         "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

         "UCC" means, unless the context otherwise requires, the Uniform Commercial Code as in effect in the relevant jurisdiction at the relevant time.

         SECTION 1.02 Usage of Terms. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

         SECTION 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the Securities and Exchange Commission.

         "indenture securities" means the Notes.

         "indenture security holder" means a Noteholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Indenture Trustee.

         "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined in the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings so assigned to them.

                                   ARTICLE II

                                    The Notes

         SECTION 2.01 Form. The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, in each case together with the Indenture Trustee's certificate of authentication, shall be in substantially the form set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

         The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

         Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

         SECTION 2.02 Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile. Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes. The Indenture Trustee shall upon Issuer Order authenticate and deliver Class A-1 Notes for original issue in an aggregate principal amount of $556,500,000, Class A-2 Notes for original issue in an aggregate principal amount of $479,000,000, Class A-3 Notes for original issue in an aggregate principal amount of $554,000,000 and Class A-4 Notes for original issue in an aggregate principal amount of $238,000,000. The aggregate principal amount of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes outstanding at any time may not exceed such respective amounts except as provided in Section 2.05. The Notes shall be issuable as registered Notes in the minimum denomination $1,000. Each Note shall be dated the date of its authentication.

         No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form included in Exhibit A, executed by the Indenture Trustee by the manual or facsimile signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

         SECTION 2.03 Temporary Notes. Pending the preparation of definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes. If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver in exchange therefor, a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

         SECTION 2.04 Registration; Registration of Transfer and Exchange.

        (a) The Note Registrar shall maintain a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and transfers and exchanges of Notes as provided in this Indenture. The Indenture Trustee is hereby initially appointed Note Registrar for the purpose of registering Notes and transfers and exchanges of Notes as provided in this Indenture. In the event that, subsequent to the Closing Date, the Indenture Trustee notifies the Issuer that it is unable to act as Note Registrar, the Issuer shall appoint another bank or trust company, having an office or agency located in the Borough of Manhattan, The City of New York, agreeing to act in accordance with the provisions of this Indenture applicable to it, and otherwise acceptable to the Indenture Trustee, to act as successor Note Registrar under this Indenture.

         If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

         (b) No transfer of any Class A-1 Note shall be made unless such resale or transfer is made (i) pursuant to an effective Registration Statement under the Securities Act, (ii) in a transaction (other than a transaction in clause
(iv) below) exempt from the registration requirements of the Securities Act and applicable state and foreign securities laws, (iii) to any Affiliate of TMCC or
(iv) to a Person who the transferor of such Class A-1 Note reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act and that is aware that the resale or other transfer is being made in reliance on Rule 144A or to an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor"). In the event that a transfer is to be made as described in clause (ii) of the preceding sentence, the prospective transferee shall deliver or cause to be delivered an Opinion of Counsel in the form and substance satisfactory to the Issuer to the effect that such transfer may be made without registration under the Securities Act or any applicable state or foreign securities laws. In the event that a transfer is to be made to an institutional accredited investor as described in clause (iv), the Indenture Trustee shall require that the transferee execute a representation letter acceptable to and in form and substance satisfactory to the Issuer certifying to the Indenture Trustee the facts surrounding such transfer, which representation shall not be an expense of the Indenture Trustee or the Servicer. In the case of a transfer under either clause (ii) or clause (iv), the Holder of a Class A-1 Note desiring to effect such transfer, shall and does hereby agree to, indemnify the Indenture Trustee, the Issuer and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with the Securities Act and such state and foreign securities laws. Neither the Servicer, the Issuer nor the Indenture Trustee is under any obligation to register any Class A-1 Notes under the Securities Act or any applicable state or foreign securities laws. Prospective purchasers of the Class A-1 Notes are hereby notified that the seller of any Class A-1 Notes may be relying on the exemption from the registration requirements of Section 5 of the Act provided by Rule 144A under the Act.

         The Class A-1 Notes, this Indenture and related documents may be amended or supplemented from time to time without the consent of any Noteholder to modify restrictions on and procedures for resale and other transfer of such Class A-1 Notes to reflect any change in applicable law or regulation (or the interpretation thereof) or practices relating to the resale or transfer of restricted securities generally.

         (c) Upon the proper surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, the Issuer shall execute, and the Indenture Trustee shall authenticate in the name of the designated transferee or transferees, one or more new Notes of the same Class in authorized denominations of a like aggregate principal amount.

         (d) At the option of the Holder, Notes may be exchanged for other Notes of the same Class in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive. Every Note presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee and the Note Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

         (e) No service charge shall be made for any registration of transfer or exchange of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Notes.

         (f) All Notes surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed pursuant to Section 2.08.

         SECTION 2.05 Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the

Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class. In connection with the issuance of any new Note under this Section, the Issuer may require payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

         If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

         Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         SECTION 2.06 Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

         SECTION 2.07 Payments of Principal and Interest.

         (a) The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes shall accrue interest during each Interest Period at the Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate and the Class A-4 Rate, respectively, and such interest shall be payable on each related Payment Date as specified in such Notes, pursuant to Section 5.06 of the Sale and Servicing Agreement and Section 3.01 hereof. Any installment of interest or principal payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date by wire transfer in immediately available funds to the account designated by such Person.

         (b) The principal of each Note and, as applicable, the Subordinated Seller's Interest, shall be payable in installments on each Payment Date pursuant to Section 5.06 of the Sale and Servicing Agreement and subject to the availability of funds therefor. All principal payments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. In accordance with Section 10.01, the Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile not less than 15 nor more than 30 days prior to such final Payment Date, shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

         (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to the Noteholders, such tax shall reduce the amount otherwise distributable to the Noteholders in accordance with this Section. The Issuer will instruct the Indenture Trustee regarding the imposition of such withholding tax and, upon receiving such instruction, the Indenture Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Noteholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Indenture Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to the Noteholders shall be treated as cash distributed to the Noteholders at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to any distribution (such as any distribution to a Non-U.S. Person), the Indenture Trustee may in its sole discretion withhold such amounts in accordance with this paragraph (c). In the event that any Noteholder wishes to apply for a refund of any such withholding tax, the Indenture Trustee shall reasonably cooperate with the Noteholder in making such claim so long as the Noteholder agrees to reimburse the Indenture Trustee for any out-of-pocket expenses incurred.

         SECTION 2.08 Cancellation. All Notes surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

         SECTION 2.09 Release of Collateral. Subject to Sections 10.01 and 11.01 and the terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIA Sections 314(c) and

314(d)(l) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

         SECTION 2.10 Book-Entry Notes. The Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Clearing Agency, or a custodian therefor, by, or on behalf of, the Issuer. The Book-Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner thereof will receive a definitive Note representing such Note Owner's interest in such Note, except as provided in
Section 2.12. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to such Note Owners pursuant to Section 2.12:

         (a) the provisions of this Section shall be in full force and effect;

         (b) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Book-Entry Notes and the giving of instructions or directions hereunder) as the authorized representative of such Note Owners;

         (c) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

         (d) the rights of such Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Note Depository Agreement. Unless and until Definitive Notes are issued in respect of the Book-Entry Notes pursuant to
Section 2.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on such Notes to such Clearing Agency Participants; and

         (e) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and/or the Class A-4 Notes evidencing a specified percentage of the Outstanding Amount of the Notes or of any such Class or of two or more of such Classes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners of Book-Entry Notes and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in such Notes and has delivered such instructions to the Indenture Trustee.

         SECTION 2.11 Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to the Note Owners of Book-Entry Notes pursuant to Section 2.12, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Notes to the Clearing Agency and shall be deemed to have been given as of the date of delivery to the Clearing Agency.

         SECTION 2.12 Definitive Notes. The Class A-1 Notes, upon original issuance, will be issued as Definitive Notes. In the case of the Book-Entry Notes, if (i) the Owner Trustee or the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes and the Owner Trustee and the Administrator are unable to locate a qualified successor (and if the Administrator has made such determination, the Administrator has given written notice thereof to the Indenture Trustee), (ii) the Seller or the Administrator or the Indenture Trustee at its option advises each other such party in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default or a Servicer Default, owners of the Book-Entry Notes representing beneficial interests aggregating at least 51% of the Outstanding Amount of the Book-Entry Notes, advise the Indenture Trustee and the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency or a successor thereto is no longer in the best interests of the Note Owners acting together as a single Class, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee of the occurrence of such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders. The Indenture Trustee, Issuer and Administrator shall not be liable for any inability to locate a qualified successor Clearing Agency. From and after the date of issuance of Definitive Notes, all notices to be given to Noteholders will be mailed thereto at their addresses of record in the Note Register as of the relevant Record Date. Such notices will be deemed to have been given as of the date of mailing.

         SECTION 2.13 Tax Treatment. The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Trust Estate. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness.

                                   ARTICLE III
                                    Covenants

         SECTION 3.01 Payments to Noteholders, Certificateholder, Holder of the Revolving Liquidity Note, Swap Counterparty, Servicer and Seller. In accordance with the terms of this Indenture, the Issuer will duly and punctually (i) pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes, (ii) pay to the Swap Counterparty any Swap Payments Outgoing and Swap Termination Payment when due, (iii) pay to the Holder of the Revolving Liquidity Note payments under the Revolving Liquidity Note when due, (iv) pay the principal of the Certificate in accordance with the terms of the Certificate, and (v) release from the Collection Account and Payahead Account all other amounts distributable or payable from the Owner Trust Estate (including distributions to be made to the Certificateholder on any Payment
Date) under the Trust Agreement, Sale and Servicing Agreement, the Revolving Liquidity Note Agreement and Administration Agreement. Without limiting the foregoing, and in order to fulfill such obligations, pursuant to Sections 8.02 and 8.04 hereof, the Issuer will cause the Servicer to direct the Indenture Trustee to apply all amounts on deposit in the Collection Account, Payahead Account and Reserve Account on a Payment Date deposited therein pursuant to the Sale and Servicing Agreement (i) (a) for the benefit of the Class A-1 Notes, to the Class A-1 Noteholders, (b) for the benefit of the Class A-2 Notes, to the Class A-2 Noteholders, (c) for the benefit of the Class A-3 Notes, to the Class A-3 Noteholders and (d) for the benefit of the Class A-4 Notes, to the Class A-4 Noteholders, in each case as set forth in Sections 5.06 and 5.07 of the Sale and Servicing Agreement, (ii) for the benefit of the Swap Counterparty, to or as directed by the Servicer pursuant to Section 5.06 of the Sale and Servicing Agreement; (iii) for the benefit of the Holder of the Revolving Liquidity Note, as set forth in Section 5.06 and 5.07 of the Sale and Servicing Agreement; (iv) for the benefit of the Servicer, to or as directed by the Servicer pursuant to
Section 5.06 of the Sale and Servicing Agreement; and (v) for the benefit of the Certificateholder, to or as directed by the Owner Trustee or the Administrator, as set forth in Sections 5.06 and 5.07 of the Sale and Servicing Agreement. Amounts properly withheld under the Code by any Person from a payment to any Noteholder or the Certificateholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder or the Certificateholder for all purposes of this Indenture.

         SECTION 3.02 Maintenance of Office or Agency. The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints The Bank of New York to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

         SECTION 3.03 Money for Payments To Be Held in Trust. All payments of amounts due and payable with respect to any Notes, the Revolving Liquidity Note or the Certificate, or to the Swap Counterparty (to the extent such payments to the Swap Counterparty were not deducted from amounts remitted to the Collection Account by the Servicer pursuant to Section 5.04(e) of the Sale and Servicing Agreement) that are to be made from amounts withdrawn from the Collection Account or Reserve Fund (provided that only the Collection Account is available for any amounts payable to the Swap Counterparty) pursuant to Sections 2.07, 3.01, 4.02 and 4.03 shall be made on behalf of the Issuer by the Indenture Trustee or by a Paying Agent, and no amounts so withdrawn from such accounts for payments of Notes, the Revolving Liquidity Note, the Certificate or to the Swap Counterparty (provided that such amounts payable to the Swap Counterparty were not deducted from amounts remitted to the Collection Account by the Servicer pursuant to Section 5.04(e) of the Sale and Servicing

Agreement) shall be paid over to the Issuer, the Owner Trustee or the Administrator except as provided in this Section.

         On or before each Payment Date, the Issuer shall deposit in the Collection Account or, in accordance with the Sale and Servicing Agreement, cause to be deposited (including the provision of instructions to the Indenture Trustee to make any required draws on the Revolving Liquidity Note or withdrawals from the Payahead Account or Reserve Account and to deposit such amounts in the Collection Account) to the extent of funds available therefor, an aggregate sum sufficient to pay the amounts then becoming due under the Notes and the Certificate, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

         The Indenture Trustee, as Paying Agent, hereby agrees with the Issuer that it will, and the Issuer will cause each Paying Agent other than the Indenture Trustee, as a condition to its acceptance of its appointment as Paying Agent, to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee, subject to the provisions of this Section, that such Paying Agent will:

         (a) hold all sums held by it for the payment of amounts due with respect to the Notes, the Revolving Liquidity Note, the Certificate or to the Swap Counterparty or for release to the Issuer for payment to the Certificateholder in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay or release such sums to such Persons as herein provided;

         (b) give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes or to the Swap Counterparty or the release of any amounts to the Issuer to be paid to the Certificateholder;

         (c) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

         (d) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes (or for release to the Issuer), the Revolving Liquidity Note or to the Swap Counterparty if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

         (e) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes, the Revolving Liquidity Note or the Certificate (or assisting the Issuer to withhold from payment to the Certificateholder) or to the Swap Counterparty of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

         The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the

Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed after such amount has become due and payable and after the Indenture Trustee has taken the steps described in the next paragraph shall be discharged from such trust and be paid to the California Special Olympics upon presentation thereto of an Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease.

         In the event that any Noteholder shall not surrender its Notes for retirement within six months after the date specified in the written notice of final payment described in Section 2.07, the Indenture will give a second written notice to the registered Noteholders that have not surrendered their Notes for final payment and retirement. If within one year after such second notice any Notes have not been surrendered, the Indenture Trustee shall, at the expense and direction of the Issuer, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to California Special Olympics. The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment specified by the Issuer or the Administrator.

         Section 3.04 Existence. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate or the Owner Trust Estate.

         Section 3.05 Protection of Trust Estate. The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

         (a) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

         (b) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

         (c) enforce any of the Collateral (including all rights under the Interest Rate Swap Agreement and Revolving Liquidity Note Agreement);

         (d) make draw requests pursuant to the terms of the Revolving Liquidity Note Agreement under any circumstance in which the Issuer or the Indenture Trustee has the right to make such draws pursuant to the terms of the Revolving Liquidity Note Agreement; or

         (e) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties.

         The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute and file any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.05.

         Section 3.06 Opinions as to Trust Estate.

         (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the execution, recording and filing of this Indenture, any indentures supplemental hereto, any requisite financing statements and continuation statements and any other requisite documents necessary to perfect and make effective the lien and security interest of this Indenture or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

         (b) As and when specified in Section 10.02(h) of the Sale and Servicing Agreement, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the execution, recording, filing or re-recording and refiling of this Indenture, any indentures supplemental hereto, any financing statements and continuation statements and any other requisite documents necessary to maintain the lien and security interest created by this Indenture or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the execution, recording, filing or re-recording and refiling of this Indenture, any indentures supplemental hereto, any financing statements and continuation statements and any other documents that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until the date in the following calendar year on which such Opinion of Counsel must again be delivered.

         Section 3.07 Performance of Obligations; Servicing of Receivables.

         (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except in each case as expressly provided in the Basic Documents and the Interest Rate Swap Agreement.

         (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture

Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture.

         (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in the Basic Documents and in the instruments and agreements included in the Trust Estate, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of the Trust Agreement, this Indenture and the Sale and Servicing Agreement in accordance with and within the time periods provided for herein and therein.

         (d) If an Authorized Officer of the Issuer shall have knowledge of the occurrence of a Servicer Default under the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee and shall specify in such notice the action, if any, the Issuer is taking with respect of such default, and the Indenture Trustee shall promptly notify the Rating Agencies of such Servicer Default and proposed actions of the Issuer. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Receivables, the Issuer shall take all reasonable steps available to it to remedy such failure.

         (e) As promptly as possible after the giving of notice of termination to the Servicer of the Servicer's rights and powers pursuant to Section 8.01 of the Sale and Servicing Agreement, or if the Servicer resigns in accordance with the terms of the Sale and Servicing Agreement, the Indenture Trustee shall give prompt written notice of such event to the Noteholders and each Rating Agency and shall act to appoint a successor servicer (the "Successor Servicer"). Any such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Servicer has not been appointed and accepted its appointment as set forth in
Section 8.02 of the Sale and Servicing Agreement, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer and shall thereafter be entitled to the Servicing Fee. Notwithstanding the above, the Indenture Trustee shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of automobile and/or light-duty truck receivables, as the successor to the Servicer under the Sale and Servicing Agreement, in accordance with the provisions of Section 8.02 of the Sale and Servicing Agreement. Upon such appointment, the Indenture Trustee will be released from the duties and obligations of acting as Successor Servicer, such release effective upon the effective date of the servicing agreement entered into between the Successor Servicer and the Issuer.

         In connection with any such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor as it and such Successor Servicer shall agree, subject to the limitations set forth below and in the Sale and Servicing Agreement, and in accordance with Section 8.02 of the Sale and Servicing Agreement, the Issuer shall enter into an agreement with such successor for the servicing of the Receivables (such agreement to be in form and substance satisfactory to the Indenture Trustee). If the Indenture Trustee shall succeed to the Servicer's duties as servicer of the Receivables as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article VI hereof shall be inapplicable to the Indenture Trustee in its duties as Successor Servicer and the servicing of the Receivables. In case the Indenture Trustee shall become the Successor Servicer, the Indenture Trustee shall be entitled to appoint as a subservicer any one of its affiliates, provided that the Indenture Trustee, in its capacity as Successor Servicer, shall remain fully liable for the actions and omissions of such Affiliate.

         (f) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees that it will not enter into any amendment, modification, supplement or waiver with respect to any Basic Document and the Interest Rate Swap Agreement except (i) to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders, the Holder of the Revolving Liquidity Note, the Swap Counterparty or the Certificateholder, and in each case with the consent of the Indenture Trustee (but without the consent of any of the Noteholders or the Certificateholder) and delivery of an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, to the effect that such action will not adversely affect in any material respect the interests of any Noteholder, the Holder of the Revolving Liquidity Note, the Swap Counterparty or the Certificateholder; (ii) for the purpose of changing the formula for determining the Specified Reserve Account Balance, the manner in which the Reserve Account is funded, changing the remittance schedule for the deposit of collections with respect to the Receivables in the Collection Account or Payahead Account pursuant to Section 5.02 of the Sale and Servicing Agreement or changing the definition of Eligible Investment, in each case with the consent of the Indenture Trustee (but without the consent of any of the Noteholders, the Holder of the Revolving Liquidity Note, the Swap Counterparty or the Certificateholder) if the Indenture Trustee and/or the Owner Trustee, as the case may be, has received a letter from each Rating Agency to the effect that such Rating Agency will not qualify, reduce or withdraw the rating it has currently assigned to any Class of Notes as a result of such amendment (provided that no such amendment may increase or reduce in any manner or accelerate or delay the timing of collections on the Receivables or payments required to be made to any Class of Notes or the Certificate without the consent of all Holders of each affected Class); or (iii) with the consent of the Indenture Trustee and satisfaction of all other conditions precedent to such action set forth in the related Basic Document and the Interest Rate Swap Agreement. If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee or such Holders, as applicable, the Issuer agrees, promptly following a request by the Indenture Trustee to agree to such amendment and to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances to implement such amendment and to cause the relevant Basic Documents and the Interest Rate Swap Agreement, as amended, to be enforceable against the Issuer.

         Section 3.08 Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

         (a) except as expressly permitted by Basic Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate, unless directed to do so by the Indenture Trustee;

         (b) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

         (c) except as may be expressly permitted hereby and by the Basic Documents, (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the liens of this Indenture, the Interest Rate Swap Agreement or the Revolving Liquidity Note Agreement) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on any of the Financed Vehicles and arising solely as a result of an action or omission of the related Obligor), (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Trust Estate or (D) dissolve or liquidate in whole or in part; or

         (d) assume or incur any indebtedness other than the Notes, the Interest Rate Swap Agreement and the Revolving Liquidity Note or as expressly contemplated by this Indenture (in connection with the obligation to reimburse Advances from the Trust Estate, or to pay expenses from the Trust Estate) or by the Basic Documents as in effect on the date hereof.

         Section 3.09 Annual Statement as to Compliance. The Issuer will cause the Servicer to deliver to the Indenture Trustee concurrently with its delivery thereof to the Issuer the annual statement of compliance described in Section
4.11 of the Sale and Servicing Agreement. In addition, on the same date annually upon which such annual statement of compliance is to be delivered by the Servicer, the Issuer shall deliver to the Indenture Trustee an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

         (a) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

         (b) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

         Section 3.10 Issuer May Consolidate, etc., Only on Certain Terms.

         (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

                  (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture

         Trustee, in form satisfactory to the Indenture Trustee, the duty to make due and punctual payments of the principal of and interest on all Notes in accordance with the terms thereof and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) each Rating Agency shall have notified the Indenture Trustee and the Owner Trustee that such transaction will not result in the removal or reduction of the rating then assigned thereby to any Class of Notes;

                  (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

                  (v) any action that is necessary to maintain each lien and security interest created by the Trust Agreement, the Sale and Servicing Agreement or by this Indenture shall have been taken; and

                  (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and any related supplemental indenture complies with this Section 3.10 and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with (including any filing required by the Exchange Act).

         (b) Except as expressly provided in this Indenture or in the Basic Documents, the Issuer shall not convey or transfer its properties or assets, including those included in the Trust Estate, to any Person, unless:

                  (i) the Person that acquires by conveyance or transfer such properties and assets of the Issuer shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any State or the District of Columbia, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the duty to make due and punctual payments of the principal of and interest on all Notes and the Revolving Liquidity Note and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee against and from any loss, liability or expense arising under or related to this Indenture and the Notes, and (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings that counsel satisfactory to such purchaser or transferee and the Indenture Trustee determines must be made with (1) the Commission (and any other appropriate Person) required by the Exchange Act or the appropriate authorities in any State in which the Notes have been sold pursuant to any qualification or exemption under the securities or "blue sky" laws of such State, in connection with the Notes or (2) the Internal Revenue Service or the relevant state or local taxing authorities of any jurisdiction;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) each Rating Agency shall have notified the Indenture Trustee and the Owner Trustee that such transaction would not result in the removal or reduction of the rating then assigned thereby to any Class of Notes;

                  (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder, the Holder of the Revolving Liquidity Note or any Certificateholder;

                  (v) any action that is necessary to maintain each lien and security interest created by the Trust Agreement, the Sale and Servicing Agreement or by this Indenture shall have been taken; and

                  (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Section 3.10 and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

         Section 3.11 Successor or Transferee.

         (a) Upon any consolidation or merger of the Issuer in accordance with
Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

         (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(b), Toyota Auto Receivables 2003-B Owner Trust will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee stating that Toyota Auto Receivables 2003-B Owner Trust is to be so released.

         Section 3.12 No Other Business. Unless and until the Issuer shall have been released from its duties and obligations hereunder, the Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Receivables in the manner contemplated by the Basic Documents and activities incidental thereto, including issuing the Revolving Liquidity Note pursuant to the Revolving Liquidity Note Agreement.

         Section 3.13 No Borrowing. Unless and until the Issuer shall have been released from its duties and obligations hereunder, the Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes, the Revolving Liquidity Note or other obligations permitted hereunder (including the obligation to reimburse Advances from the Trust Estate or pay expenses from the Trust Estate) or under another Basic Document (including indemnification expenses of the Issuer and certain fees and expenses of the Servicer and the Administrator).

         Section 3.14 Servicer's Notice Obligations. The Issuer shall cause the Servicer to comply with all of its duties and obligations with respect to the preparation of reports, the delivery of Officer's Certificates and Opinions of Counsel and the giving of instructions and notices under the Sale and Servicing Agreement (including, but not limited to, under Sections 3.02, 4.08, 4.10, 4.11, 4.12, 4.15, 5.08 and Article X thereof).

         Section 3.15 Guarantees, Loans, Advances and Other Liabilities. Unless and until the Issuer shall have been released from its duties and obligations hereunder, except as contemplated by the Sale and Servicing Agreement, the Revolving Liquidity Note Agreement, this Indenture or the other Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

         Section 3.16 Capital Expenditures. Unless and until the Issuer shall have been released from its duties and obligations hereunder, the Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

         Section 3.17 Removal of Administrator. So long as any Notes are Outstanding, the Issuer shall not remove the Administrator without cause unless so instructed by the Owner Trustee or the Indenture Trustee and unless each Rating Agency shall have received 10 days' written notice thereof and shall not have notified the Indenture Trustee, the Administrator or the Owner Trustee that such removal might or would result in the removal or reduction of the rating then assigned thereby to any Class of Notes.

         Section 3.18 Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Servicer, the Owner Trustee or the Certificateholder or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, distributions or payments to the Servicer, the Owner Trustee and the Certificateholder as contemplated by, and to the extent funds are available for such purpose under, the Basic Documents. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with the Basic Documents.

         Section 3.19 Notice of Events of Default. The Issuer shall give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder, each default on the part of the Servicer or the Seller of its obligations under the Sale and Servicing Agreement, each default on the part of TMCC of its obligations under the Receivables Purchase Agreement, each Swap Event of Default and any default by the Holder of the Revolving Liquidity Note of its obligations under the Revolving Liquidity Note Agreement. The Indenture Trustee shall notify each Noteholder of record in writing of any Event of Default promptly upon a Trust Officer obtaining actual knowledge thereof. Such notices will be provided in accordance with Section 2.11 or 2.12, as applicable.

         Section 3.20 Further Instruments and Actions. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                                   ARTICLE IV

                           Satisfaction and Discharge

         Section 4.01 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Section 3.03, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Sections 3.03 and 4.02), and (vi) the rights of Noteholders, the Certificateholder, the Holder of the Revolving Liquidity Note and the Swap Counterparty as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

         (a) either (1) all Notes and the Revolving Liquidity Note theretofore authenticated and delivered (other than Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.05 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation and the Interest Rate Swap Agreement and the Revolving Liquidity Note Agreement have been terminated and all Swap Payments Outgoing and, if applicable, any Swap Termination Payments owed by the Issuer to the Swap Counterparty have been paid and all payments owed under the Revolving Liquidity Note Agreement have been paid or (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation have become due and payable or will become due and payable within one year (either because the Class A-4 Final Scheduled Payment Date is within one year or because the Indenture Trustee has received notice of the exercise of the option granted pursuant to Section 9.01 of the Sale and Servicing Agreement) and the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due, the Revolving Liquidity Note when due and all amounts due to the Swap Counterparty;

         (b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

         (c) the Issuer has delivered to the Indenture Trustee an Officer's Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01 and, subject to
Section 11.02, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Section 4.02 Application of Trust Money. All moneys deposited with the Indenture Trustee pursuant to Section 4.01 hereof shall be held in trust and (a) applied by it in accordance with the provisions of the Notes, the Sale and Servicing Agreement and this Indenture to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Notes for the payment of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest, (b) applied by it in accordance with the provisions of the Revolving Liquidity Note Agreement to payment for amounts due to the Holder of the Revolving Liquidity Note, (c) applied by it in accordance with the provisions of the Interest Rate Swap Agreement, the Sale and Servicing Agreement and this Indenture to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Swap Counterparty any Swap Payments Outgoing or Swap Termination Payment due (provided that such amounts were not deducted from amounts remitted to the Collection Account by the Servicer pursuant to Section 5.04(e) of the Sale and Servicing Agreement), or
(d) released to the Owner Trustee for distribution to the Certificateholder or application pursuant to the Trust Agreement or Sale and Servicing Agreement; but such moneys need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

         Section 4.03 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 or 4.02 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.


                                   ARTICLE V

                                    Remedies

         Section 5.01 Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) default in the payment of any interest on any Class A Note when the same becomes due and payable, and such default shall continue for a period of five days; or

         (b) default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; or

         (c) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with) which shall continue or not be cured for a period of 90 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Notes acting together as a single class, a written notice specifying such default and requiring it to be remedied and stating that such notice is a notice of Default hereunder;

         (d) any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith shall prove to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Notes acting together as a single class, a written notice specifying such incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder; or

         (e) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days;

         (f) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing;

         (g) termination of the Interest Rate Swap Agreement on the Early Termination Date (as defined in the Interest Rate Swap Agreement), without the execution by the Trust and a replacement Swap Counterparty of a replacement Interest Rate Swap Agreement with substantially the same terms as the Interest Rate Swap Agreement and acceptable to the Issuer and the Indenture Trustee and the assignment of such replacement Interest Rate Swap Agreement to the Indenture Trustee; or

         (h) default in the payment by the Holder of the Revolving Liquidity Note of its funding obligations under the Revolving Liquidity Note Agreement.

         For purposes of determining whether an Event of Default pursuant to
Section 5.01(b) has occurred, the amount of principal required to be paid to the Holders of any Class of Notes on any Payment Date is the amount available to be paid thereto as principal pursuant to Sections 5.06(c) and (d) of the Sale and Servicing Agreement; provided however that (i) the Class A-1 Notes are required to be paid in full on or before the Class A-1 Final Scheduled Payment Date, meaning that Holders of Class A-1 Notes are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Class A-1 Initial Principal Balance together with all interest accrued thereon through such date; (ii) the Class A-2 Notes are required to be paid in full on or before the Class A-2 Final Scheduled Payment Date, meaning that Holders of Class A-2 Notes are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Class A-2 Initial Principal Balance together with all interest accrued thereon through such date, (iii) the Class A-3 Notes are required to be paid in full on or before the Class A-3 Final Scheduled Payment Date, meaning that Holders of Class A-3 Notes are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Class A-3 Initial Principal Balance together with all interest accrued thereon through such date, and (iv) the Class A-4 Notes are required to be paid in full on or before the Class A-4 Final Scheduled Payment Date, meaning that Holders of Class A-4 Notes are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Class A-4 Initial Principal Balance together with all interest accrued thereon through such date.

         The Issuer shall deliver to the Indenture Trustee and the Swap Counterparty, within five days after the occurrence thereof, written notice in the form of an Officer's Certificate of any Default which with the giving of notice or the lapse of time would become an Event of Default under clause (c), the status of such Default and any action the Issuer is taking or proposes to take with respect thereto.

         Section 5.02 Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee or the Holders of at least 51% of the Outstanding Amount of the Class A Notes acting together as a single Class (excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their Affiliates), may, without the consent of the Certificateholder, declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

         At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders of Class A Notes representing at least 51% of the Outstanding Amount of the Class A Notes (excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their Affiliates), acting together as a single Class, without the consent of the Certificateholder, in each case, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

         (a) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                  (i) all payments of principal of and interest on the respective Class of Notes and all other amounts that would then be due hereunder (including all payments payable to the Holder of the Revolving Liquidity Note under the Revolving Liquidity Note Agreement and the Swap Counterparty under the Interest Rate Swap Agreement) or in accordance with the terms of the Notes if the Event of Default giving rise to such acceleration had not occurred; and

                  (ii) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

         (b) all Events of Default, other than the nonpayment of the principal or interest of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

         No such rescission shall affect any subsequent default or impair any right consequent thereto.

         Section 5.03 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

         (a) The Issuer covenants that if (i) Default is made in the payment of any interest on any Class A Note, so long as any amounts remain unpaid with respect to the Class A Notes, when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable (as described in the penultimate paragraph of Section 5.01 hereof), the Issuer will, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Class of Notes for principal and interest, with interest upon the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest at the rate borne by the Notes and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

         (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

         (c) If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders and, incidentally thereto, the Certificateholder, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

         (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, then, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, the Indenture Trustee shall be entitled and empowered, by intervention in such Proceedings or otherwise:

                  (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and the Certificate, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders or the Certificateholder allowed in such Proceedings;

                  (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

                  (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders, the Holder of the Revolving Liquidity Note, the Swap Counterparty or the Certificateholder and of the Indenture Trustee on their behalf; and

                  (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes, the Swap Counteparty or the Holder of the Revolving Liquidity Note allowed in any judicial proceedings relative to the Issuer, its creditors and its property; and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, the Swap Counterparty and the Holder of the Revolving Liquidity Note, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

         (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder or the Holder of the Revolving Liquidity Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder or the Holder of the Revolving Liquidity Note in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

         (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, the Revolving Liquidity Note Agreement or the Interest Rate Swap Agreement, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes and the Holder of the Revolving Liquidity Note and, incidentally thereto, for the benefit of the Certificateholder.

         (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders and the Holder of the Revolving Liquidity Note, and it shall not be necessary to make any Noteholder or the Holder of the Revolving Liquidity Note a party to any such Proceedings.

         Section 5.04 Remedies; Priorities; Insolvency of Seller.

         (a) If an Event of Default under Section 5.01 shall have occurred and be continuing which results in the acceleration of the Notes (whether or not the Trust Estate is sold in one or more public or private sales as provided in
Section 5.04(b)(iv)), and unless and until such acceleration has been rescinded, the Indenture Trustee will make payments on the Notes, the Revolving Liquidity Note and the Certificate as set forth in Section 5.06(d) of the Sale and Servicing Agreement, rather than pursuant to Section 5.06(c).

         (b) In accordance with Section 5.03, if an Event of Default shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Section 5.05):

                  (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes, to the Swap Counterparty, to the Holder of the Revolving Liquidity Note, or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer, the Swap Counterparty and any other obligor upon such Notes moneys adjudged due;

                  (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

                  (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and

                  (iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that, notwithstanding anything in this Indenture to the contrary, the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, other than an Event of Default described in Section 5.01(a), (b), (g) or (h), unless (A) the Holders of 100% of the Outstanding Amount of the Class A Notes consent thereto or (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) the Indenture Trustee determines that the Trust Estate will not continue to provide sufficient funds on an ongoing basis to make all payments of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Holders of 66-2/3% of the Outstanding Amount of the Class A Notes (acting together as a single class). In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. In connection with any such sale, the Indenture Trustee will afford the Holders of each Class of Notes adequate advance notice and information as to the conduct of such sale such that any such Holders (acting individually, as Classes, as a single Class or otherwise) will be reasonably able to submit bids for the purchase of the assets to be liquidated, and that the Indenture Trustee will consider any and all such bids on the same basis that it considers any other bids submitted by any other party or parties. The proceeds of such sale or liquidation (net of the expenses incurred by the Indenture Trustee in connection with the conduct thereof, which will be retained by the Indenture Trustee from such proceeds) will be treated as collections and deposited into the Collection Account by the Indenture Trustee for distribution to the Noteholders, the Swap Counterparty, the Holder of the Revolving Liquidity Note Agreement and the Certificateholder in accordance with the priorities specified in Section 5.06(d) of the Sale and Servicing Agreement. The Indenture Trustee will have no liability with respect to the amount of such proceeds or the adequacy thereof to make payments in full of any Class of Notes, the Revolving Liquidity Note, or the Certificate.

         The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the related record date, payment date and amount to be paid.

         (c) If an Insolvency Event occurs with respect to the Seller, the Indenture Trustee (or the Indenture Trustee for the Class A Notes, pursuant to
Section 5.04(b)) will sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law and in a commercially reasonable manner and on commercially reasonable terms in accordance with the provisions of Section 9.02 of the Trust Agreement; provided, however, that the Indenture Trustee (or the Indenture Trustee for the Class A Notes, pursuant to Section 5.04(b)) may not sell or otherwise liquidate the Trust Estate in connection with such event if, prior to the termination of the Trust Agreement pursuant to Section 9.02 of the Trust Agreement, the Holders of at least 51% of the Outstanding Amount of the Class A Notes so long as any amounts remain unpaid with respect to such Notes (excluding from such action and calculation all Notes held by TMCC, TAFR LLC or any of their Affiliates) notify the Indenture Trustee in writing that they disapprove of such sale or liquidation and the termination of trusts created hereby in connection therewith; and provided, further, that in connection with any such sale the Indenture Trustee will afford the Holders of each Class of Notes adequate advance notice and information as to the conduct of such sale such that any such Holders (acting individually, as Classes, as a single Class or otherwise) will be reasonably able to submit bids for the purchase of the assets to be liquidated, and that the Indenture Trustee will consider any and all such bids on the same basis that it considers any other bids submitted by any other party or parties. The proceeds of such sale or liquidation (net of the expenses incurred by the Indenture Trustee in connection with the conduct thereof, which will be retained by the Indenture Trustee from such proceeds) will be treated as collections and deposited into the Collection Account by the Indenture Trustee for distribution to the Noteholders, the Swap Counterparty, the Holder of the Revolving Liquidity Note and Certificateholders in accordance with the priorities specified in Section 5.06(d) of the Sale and Servicing Agreement. The Indenture Trustee will have no liability with respect to the amount of such proceeds or the adequacy thereof to make payments in full of any Class of Notes, the Revolving Liquidity Note or the Certificate. The Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the commercial reasonableness of the conduct of any such sale or liquidation and as to the expenses incurred by the Indenture Trustee in connection therewith, the costs of which may be retained by the Indenture Trustee from the proceeds of such sale or liquidation.

         Section 5.05 Optional Preservation of the Receivables. Except as provided in Section 5.04(b)(iv), if the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, unless otherwise directed by the Holders of at least 51% of the Outstanding Amount of the Class A Notes, acting together as a single class (excluding from such action and calculation all Notes held by TMCC, TAFR LLC or any of their Affiliates), but need not, elect to maintain possession of the Trust Estate and direct the Issuer,

Servicer and Administrator not to take steps to liquidate the Receivables. It is the desire of the parties hereto, the Swap Counterparty, the Holder of the Revolving Liquidity Note and the Noteholders that there be at all times sufficient funds for the payment of any obligations under the Interest Rate Swap Agreement to the Swap Counterparty and principal of and interest on the Notes, payment of amounts due to the Holder of the Revolving Liquidity Note, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

         Section 5.06 Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default, and:

         (a) the Event of Default arises from the Servicer's failure to remit payments when due or

         (b) the Holders of not less than 25% of the Outstanding Amount of the Class A Notes, acting together as a single class, have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder and have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request and the Indenture Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings.

         It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

         Section 5.07 Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note and the Holder of the Revolving Liquidity Note (subject to the terms of the Sale and Servicing Agreement) shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note and in this Indenture (in each case with reference to the calculations to be made pursuant to the Sale and Servicing Agreement and in the case of the Revolving Liquidity Note, only to the extent amounts are available therefor under the terms of the Sale and Servicing Agreement) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

         Section 5.08 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

         Section 5.09 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders or the Holder of the Revolving Liquidity Note is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 5.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, the Holder of the Revolving Liquidity Note or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee, the Holder of the Revolving Liquidity Note or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, the Holder of the Revolving Liquidity Note or by the Noteholders, as the case may be.

         Section 5.11 Control by Noteholders. The Holders of at least 51% of the Outstanding Amount of the Class A Notes, acting together as a single class, shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

                  (i) such direction shall not be in conflict with any rule of law or with this Indenture;

                  (ii) any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes representing not less than percentages of the Outstanding Amount of the Notes of the relevant Class set forth in Section 5.04 or 5.05, as applicable (excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their Affiliates); and

                  (iii) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

         Notwithstanding the rights of Noteholders set forth in this Section, subject to Sections 5.07 and 6.01, the Indenture Trustee need not take any action that it determines would be illegal or may not lawfully be taken, might subject it to personal liability or would be unduly prejudicial to the rights of any Noteholders not consenting to such action.

         Section 5.12 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02 or the liquidation or sale of the Trust Estate pursuant to Section 5.04, the Holders of Class A Notes representing at least 51% of the Outstanding Amount of the Class A Notes (acting together as a single Class), without the consent of the Holder of the Certificate or the Revolving Liquidity Note (excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their Affiliates); may waive any past Default, Event of Default or Servicer Default and its consequences except a (a) Servicer Default in the deposit of collections or other required amounts into the Collection Account, Payahead Account or Reserve Fund, or (b) Default in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

         Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

         Section 5.13 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note or Note Owner by such Holder's acceptance of such Note or beneficial interest therein, as the case may be, and the Holder of the Revolving Liquidity Note by such Holder's acceptance of the Revolving Liquidity Note Agreement, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 25% of the Outstanding Amount of Notes, or (c) any suit instituted by any Noteholder or the Holder of the Revolving Liquidity Note for the enforcement of the payment of principal of or interest on any Note or Revolving Liquidity Note on or after the respective due dates expressed in such Note, the Revolving Liquidity Note and in this Indenture.

         Section 5.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 5.15 Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes, the Interest Rate Swap Agreement, the Revolving Liquidity Note or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.06.

         Section 5.16 Performance and Enforcement of Certain Obligations.

         (a) Promptly following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller, the Servicer, the Holder of the Revolving Liquidity Note and the Swap Counterparty, as applicable, of each of their obligations to the Issuer under or in connection with the Sale and Servicing Agreement, the Revolving Liquidity Note Agreement and the Interest Rate Swap Agreement or by the Seller of its remedies under or in connection with the Receivables Purchase Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement and the Revolving Liquidity Note Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller, the Servicer or the Holder of the Revolving Liquidity Note thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller, the Servicer, or the Holder of the Revolving Liquidity Note of each of their respective obligations under the Sale and Servicing Agreement and the Revolving Liquidity Note Agreement.

         (b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing or by telephone, confirmed in writing promptly thereafter) of the Holders of 66-2/3% of the Outstanding Amount of the Class A Notes (acting together as a single class but excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their Affiliates), shall exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller, the Servicer, the Holder of the Revolving Liquidity Note and the Swap Counterparty under or in connection with the Sale and Servicing Agreement, the Revolving Liquidity Note Agreement and the Interest Rate Swap Agreement, against the Seller under or in connection with the Receivables Purchase Agreement, or against the Administrator under the Administration Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller, the Servicer or the Administrator, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension, or waiver thereunder and any right of the Issuer to take such action shall be suspended.

                                   ARTICLE VI

                              The Indenture Trustee

         Section 6.01 Duties of Indenture Trustee.

         (a) The Indenture Trustee, both prior to and after the occurrence of a Servicer Default under the Sale and Servicing Agreement, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.

         (b) The Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee that shall be specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they conform on their face to the requirements of this Indenture.

         (c) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, its own bad faith or its own willful misfeasance; provided, however, that:

                  (i) the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture, the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee, the permissive right of the Indenture Trustee to do things enumerated in this Indenture shall not be construed as a duty and, in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Indenture Trustee and conforming on their face to the requirements of this Indenture;

                  (ii) the Indenture Trustee shall not be personally liable for an error of judgment made in good faith by a Trust Officer, unless it shall be proved that the Indenture Trustee was negligent in performing its duties in accordance with the terms of this Indenture; and

                  (iii) the Indenture Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with the direction of the Holders of at least 51% of the Outstanding Amount of the Class A Notes (acting together as a single class but excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their Affiliates) relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee under this Indenture. Moreover, if more than one Indenture Trustee has been appointed, each Indenture Trustee shall owe any and all fiduciary duties only to the Class or Classes of Notes on whose behalf it shall have been appointed.

         (d) The Indenture Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under this Indenture, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (e) All information obtained by the Indenture Trustee regarding the Obligors and the Receivables contained in the Trust, whether upon the exercise of its rights under this Indenture or otherwise, shall be maintained by the Indenture Trustee in confidence and shall not be disclosed to any other Person, unless such disclosure is required by any applicable law or regulation or pursuant to subpoena.

         (f) Pursuant to Sections 3.02 and 4.08 of the Sale and Servicing Agreement, in the event that a Trust Officer of the Indenture Trustee discovers that a representation or warranty with respect to a Receivable was incorrect as of the time specified with respect to such representation and warranty or that a covenant of the Servicer has been breached, and such incorrectness or breach materially and adversely affects the interests of the Issuer, the Indenture Trustee shall give prompt written notice to the Servicer and the Owner Trustee of such incorrectness.

         Section 6.02 Rights of Indenture Trustee.

         (a) Except as otherwise provided in Section 6.01:

                  (i) the Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of an authorized signatory, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) the Indenture Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Indenture in good faith and in accordance with such Opinion of Counsel;

                  (iii) the Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, the Revolving Liquidity Note Agreement (except as specified in Section 3.05(d) herein) or the Sale and Servicing Agreement, or to institute, conduct or defend any litigation under this Indenture, or in relation to this Indenture, the Revolving Liquidity Note Agreement or the Sale and Servicing Agreement, at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, the Revolving Liquidity Note Agreement or the Sale and Servicing Agreement, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby;

                  (iv) the Indenture Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

                  (v) the Indenture Trustee shall not be bound to recalculate, reverify, or make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Notes evidencing not less than 25% of the aggregate Outstanding Amount of the Class A Notes (acting together as a single class but excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their Affiliates); provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Administrator or, if paid by the Indenture Trustee, shall be reimbursed by the Administrator upon demand; and nothing in this clause shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors; and

                  (vi) the Indenture Trustee may execute any of the trusts or powers under this Indenture or perform any duties under this Indenture either directly or by or through agents or attorneys or a custodian.

         (b) No Noteholder will have any right to institute any proceeding with respect to this Indenture except upon satisfying the conditions set forth in
Section 5.06.

         Section 6.03 Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the Holder, beneficial owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, in so doing the Indenture Trustee must comply with Sections 6.11 and 6.12.

         Section 6.04 Indenture Trustee's Disclaimer. The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture, the Revolving Liquidity Note Agreement, the Interest Rate Swap Agreement or the Notes (other than the execution by the Indenture Trustee on behalf of the Trust of, and the certificate of authentication on, the Notes), or of the Certificate. The Indenture Trustee shall have no obligation to perform any of the duties of the Servicer or the Administrator unless explicitly set forth in this Indenture or the Sale and Servicing Agreement. The Indenture Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of the Notes, the Interest Rate Swap

Agreement, the Revolving Liquidity Note Agreement or any Receivable, any ownership interest in any Financed Vehicle, or the maintenance of any such ownership interest, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Noteholders under this Indenture, to the Holder of the Revolving Liquidity Note under the Revolving Liquidity Note Agreement or to the Swap Counterparty under the Interest Rate Swap Agreement, including without limitation the validity of the assignment of the Receivables to the Trust or of any intervening assignment; the existence, condition, location and ownership of any Receivable or Financed Vehicle; the existence and enforceability of any physical damage or credit life or credit disability insurance; the existence and contents of any retail installment sales contract or any computer or other record thereof; the completeness of any retail installment sales contract; the performance or enforcement of any retail installment sales contract; the compliance by the Issuer with any covenant or the breach by the Issuer, Seller or Servicer of any warranty or representation made under this Indenture or in any Basic Document or other related document and the accuracy of any such warranty or representation prior to the Indenture Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof; the acts or omissions of the Issuer, Seller or the Servicer; or any action by the Indenture Trustee taken at the instruction of the Servicer; provided, however, that the foregoing shall not relieve the Indenture Trustee of its obligation to perform its duties under this Indenture. Except with respect to a claim based on the failure of the Indenture Trustee to perform its duties under this Indenture or based on the Indenture Trustee's willful misconduct, bad faith or negligence, no recourse shall be had for any claim based on any provision of this Indenture, the Interest Rate Swap Agreement, the Revolving Liquidity Note Agreement, the Notes or the Certificate or assignment thereof against the institution serving as the Indenture Trustee in its individual capacity. The Indenture Trustee shall not have any personal obligation, liability or duty whatsoever to any Noteholder, the Holder of the Revolving Liquidity Note, the Swap Counterparty or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Issuer or any indemnitor who shall furnish indemnity as provided in this Indenture. The Indenture Trustee shall not be accountable for the use or application by the Issuer of any of the Notes or of the proceeds of such Notes, or for the use or application of any funds paid to the Servicer in respect of the Notes. Anything in this Indenture to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

         Section 6.05 Notice of Defaults. If a Trust Officer of the Indenture Trustee knows that a Default has occurred and is continuing, the Indenture Trustee shall mail to each Noteholder and the Swap Counterparty notice of such Default within 10 days of the discovery thereof. Except in the case of a Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold such notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders.

         Section 6.06 Reports by Indenture Trustee to Holders. The Indenture Trustee shall deliver or cause to be delivered annually to each Noteholder of record such information as may be required to enable such holder to prepare its federal and state income tax returns. The Indenture Trustee shall also deliver or cause to be delivered annually to each Noteholder of record a report relating to its eligibility and qualification to continue as Indenture Trustee under this Indenture, any amounts advanced by it under this Indenture, the amount, interest rate and maturity date of certain indebtedness owed by the Issuer to such Indenture Trustee, in its individual capacity, the property and funds physically held by such Indenture Trustee in its capacity as such, and any action taken by it that materially affects the Notes and that has not been previously reported.

         Section 6.07 Compensation and Indemnity. The Issuer shall pay or shall cause the Servicer to pay to the Indenture Trustee from time to time reasonable compensation for its services. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall cause the Servicer to reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Administrator shall indemnify or shall cause the Servicer to indemnify the Indenture Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Administrator and the Servicer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Administrator and the Servicer shall not relieve the Administrator or the Servicer of its obligations hereunder. In case any such action is brought against the Indenture Trustee under this Section 6.07 and it notifies the Administrator of the commencement thereof, the Administrator will assume the defense thereof, with counsel reasonably satisfactory to the Indenture Trustee (who may, unless there is, as evidenced by an opinion of counsel to the Indenture Trustee stating that there is an unwaivable conflict of interest, be counsel to the Administrator), and neither the Administrator nor the Servicer will be liable to the Indenture Trustee under this Section for any legal or other expenses subsequently incurred by the Indenture Trustee in connection with the defense thereof, other than reasonable costs of investigation. Neither the Administrator nor the Servicer need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

         The Administrator's, the Issuer's and the Servicer's payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture and shall extend to any co-trustee or separate trustee appointed pursuant to Section 6.10. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(e) or (f) or the Seller incurs expenses after the occurrence of an Insolvency Event with respect to the Seller, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

         Section 6.08 Replacement of Indenture Trustee. The Indenture Trustee may resign at any time by providing written notice of its resignation to the Issuer. The Administrator, on behalf of the Issuer, may remove the Indenture Trustee if:

         (a) the Indenture Trustee fails to comply with Section 6.11;

         (b) the Indenture Trustee is adjudged a bankrupt or insolvent;

         (c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

         (d) the Indenture Trustee otherwise becomes legally or practically incapable of fulfilling its duties hereunder.

         If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Administrator, on behalf of the Issuer, shall promptly appoint a successor Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this
Section 6.08.

         A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, to the Servicer and to the Administrator. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders and the Swap Counterparty. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

         If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Administrator or the Holders of a majority in Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

         If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may at any time thereafter petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

         Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's, the Servicer's and the Administrator's obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

         Section 6.09 Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another Person, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee if such surviving Person or transferee corporation or bank shall be otherwise qualified and eligible under Section
6.11. The Indenture Trustee shall provide the Issuer, the Servicer and the Rating Agencies reasonable prior written notice of any such transaction.

         In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

         Section 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

         (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under
Section 6.08 hereof.

         (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in and/or directing such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

                  (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts thereupon conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

         (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 6.11 Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of Baa3 or better by Moody's or shall otherwise be acceptable to Moody's. The Indenture Trustee shall comply with TIA
Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

         Section 6.12 Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

         Section 6.13 Revolving Liquidity Note Provisions. The Issuer has entered into the Revolving Liquidity Note Agreement, in a form satisfactory to the Rating Agencies, as a credit and liquidity enhancement arrangement that will provide funding for certain required payments of principal and interest on the Notes in the event that Available Collection and any amounts on deposit in the Reserve Account that are available therefore are insufficient to fund such required payments. All payments owed by the Issuer to the Holder of the Revolving Liquidity Note will be fully subordinated to payments of principal and interest on the Class A Notes.

                  (a) As provided in Sections 5.06 and 5.07 of the Sale and Servicing Agreement, the Indenture Trustee will be responsible for remitting all payments to the Holder of the Revolving Liquidity Note.

                  (b) Upon the occurrence of a default by the Holder of the Revolving Liquidity Note of its funding obligations pursuant to Sections 2.1 and 2.2 of the Revolving Liquidity Note Agreement, if the Notes are accelerated pursuant to Section 5.02 hereof, the priority of payments relating to the Class A Notes shall change to those set forth in Section 5.06(d) of the Sale and Servicing Agreement.




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


                  (c) Prior to the termination of this Indenture, the Revolving Liquidity Note Agreement may be amended by the Issuer and the Holder of the Revolving Liquidity Note, with the consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholder, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholder; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder. Prior to the termination of this Indenture, the Revolving Liquidity Note Agreement may also be amended by the Issuer and the Holder of the Revolving Liquidity Note, with the consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholder only if the Indenture Trustee (i) has received a letter from Standard & Poor's to the effect that Standard & Poor's will not qualify, reduce or withdraw the rating it has currently assigned to any Class of Notes as a result of such amendment and (ii) has provided Moody's with 10 days prior written notice of such amendment and Moody's shall not have notified the Indenture Trustee that such amendment might or would result in the qualification, reduction or withdrawal of the rating it has currently assigned to any Class of Notes. After the termination of this Indenture, the Revolving Liquidity Note Agreement may be amended in writing by the Issuer and the Holder without notice to or consent of any other Person.

         Section 6.14 Interest Rate Swap Provisions. The Issuer has entered into the Interest Rate Swap Agreement, in a form satisfactory to the Rating Agencies, to hedge the floating rate interest expense on the Class A-3 Notes. The Issuer may, from time to time, enter into one or more replacement Interest Rate Swap Agreements in the event that any Interest Rate Swap Agreement is terminated prior to its scheduled expiration pursuant to a Swap Event of Default or a Swap Termination Event. All Swap Payments Outgoing and Swap Termination Payments owed by the Issuer to the Swap Counterparty will rank senior to interest payments on the Class A Notes.

                  (a) Except as provided in Section 5.04(e) of the Sale and Servicing Agreement, the Indenture Trustee will be responsible for remitting all Swap Payments Outgoing and any Swap Termination Payments payable to the Swap Counterparty and for collecting Swap Payments Incoming and any Swap Termination Payments payable by the Swap Counterparty.

                  (b) Upon the occurrence of (i) any Swap Event of Default arising from any action taken, or failure to act, by the Swap Counterparty, or (ii) any Swap Termination Event (except as described in the following sentence) with respect to which the Swap Counterparty is an Affected Party (as defined in the Interest Rate Swap Agreement), the Indenture Trustee may and will, at the direction of the Holders of at least 51% of the Outstanding Amount of the Class A-2, Class A-3 and Class A-4 Notes, acting together as a single Class (excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their Affiliates), designate an Early Termination Date (as defined in the Interest Rate Swap Agreement) with respect to the Swap Agreement. If a Swap Termination Event occurs (i) as a result of the insolvency or bankruptcy of the Issuer or the Swap Counterparty or (ii) because the Issuer or the Swap Counterparty becomes subject to registration as an "investment company" under the Investment Company Act of 1940, the Indenture Trustee will designate an Early Termination Date.

                  (c) At least five days before the effective date of any proposed amendment or supplement to the Interest Rate Swap Agreement, the Administrator shall provide the Rating Agencies with a copy of such amendment or supplement. Unless the amendment or supplement is for the purpose of clarifying any term or provision, correcting any inconsistency, curing any ambiguity, or correcting any typographical error in the Interest Rate Swap Agreement, an amendment or supplement to the Interest Rate Swap Agreement will be effective only after satisfaction of the Rating Agency Condition.

                  (d) The Administrator shall notify the Swap Counterparty of any proposed amendment or supplement to any of the Basic Documents. If such proposed amendment or supplement would adversely affect any of the Swap Counterparty's rights or obligation under the Interest Rate Swap Agreement or modify the obligations of, or impair the ability of the Issuer to fully perform any of its obligations under the Interest Rate Swap Agreement, the Administrator shall obtain the consent of the Swap Counterparty prior to the adoption of such amendment of supplement, provided, the Swap Counterparty's consent to any such amendment or supplement shall not be unreasonably withheld, and provided further, the Swap Counterparty's consent will be deemed to have been given if the Swap Counterparty does not object to writing within ten Business Days of receipt of a written request for such consent.


                                  ARTICLE VII

                         Noteholders' Lists and Reports

         Section 7.01 Note Registrar To Furnish Names and Addresses of Noteholders. The Note Registrar shall furnish or cause to be furnished to the Indenture Trustee, Owner Trustee, Servicer or Administrator, within 15 days after receipt by the Note Registrar of a written request therefrom, a list of the names and addresses of the Noteholders of any Class as of the most recent Record Date. If three or more Holders of Notes of any Class, or one or more Holders of such Notes evidencing not less than 25% of the Outstanding Amount of such Notes (hereinafter referred to as "Applicants"), apply in writing to the Indenture Trustee, and such application states that the Applicants desire to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes and such application is accompanied by a copy of the communication that such Applicants propose to transmit, then the Indenture Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access, during normal business hours, to the current list of Noteholders. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication by proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders. Every Noteholder, by receiving and holding a Note, agrees with the Indenture Trustee and the Issuer that none of the Indenture Trustee, the Owner Trustee, the Issuer, the Servicer or the Administrator shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders under this Indenture, regardless of the source from which such information was derived.

         If the Indenture Trustee shall cease to be the Note Registrar, then thereafter the Administrator will furnish or cause to be furnished to the Indenture Trustee not more than five days after the most recent Record Date or at such other times as the Indenture Trustee reasonably may request in writing, a list, in such form as the Indenture Trustee reasonably may require, of the names and addresses of the Holders of Notes as of such Record Date.

         Section 7.02 Preservation of Information; Communications to
Noteholders.

         (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

         (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

         (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 3.12(c).

         Section 7.03 Reports by Issuer.

         (a) The Issuer shall:

                  (i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

                  (ii) file with the Indenture Trustee and the Commission in accordance with the rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                  (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA
         Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and
         (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.



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


         (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on March 31 of each year.

         Section 7.04 Reports by Indenture Trustee. If required by TIA Section 313(a), within 60 days after each March 31 beginning with 2004, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

         A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.


                                  ARTICLE VIII

                      Accounts, Disbursements and Releases

         Section 8.01 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

         Section 8.02 Trust Accounts.

         (a) On or prior to the Closing Date, the Issuer shall cause the Servicer to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders and, to the extent set forth herein, the Certificateholder, the Holder of the Revolving Liquidity Note and the Swap Counterparty, the Collection Account and Payahead Account as provided in Section
5.01 of the Sale and Servicing Agreement.

         (b) On or prior to the Closing Date, the Seller shall, pursuant to the Securities Account Control Agreement, establish and maintain with the Indenture Trustee, for the benefit of the Noteholders, the Reserve Account as provided in
Section 5.07 of the Sale and Servicing Agreement. Upon the execution and delivery by the parties hereto of this Indenture, the Indenture Trustee will deliver to the Securities Intermediary the Prohibition Notice provided for in the Securities Account Control Agreement. In connection with the termination of this Indenture, the Indenture Trustee will deliver to the Securities Intermediary the Rescission of Prohibition Notice provided for in the Securities Account Control Agreement.

         Section 8.03[Reserved].

         Section 8.04 General Provisions Regarding Accounts.

         (a) So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Collection Account and Payahead Account shall be invested in Eligible Investments and reinvested by the Indenture Trustee at the written direction of the Servicer, subject to the provisions of Section 5.01 of the Sale and Servicing Agreement. All income or other gain from investments of moneys deposited in the Collection Account and Payahead Account shall be deposited by the Indenture Trustee in the Collection Account and paid to the Servicer as servicing compensation on each Payment Date, and any loss resulting from such investments in excess of such income or gain (against which such losses will first be applied) shall be charged to such account. The Servicer will not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in the Collection Account or Payahead Account unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Servicer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

         (b) So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Reserve Account shall be invested in Eligible Investments and reinvested by the Indenture Trustee (by delivery to the Securities Intermediary of appropriate Entitlement Orders) at the written direction of the Seller, subject to the provisions of Section 5.07 of the Sale and Servicing Agreement and the provisions of the Securities Account Control Agreement. All income or other gain from investments of moneys deposited in the Reserve Account shall be paid by the Indenture Trustee to the Seller on each Payment Date (by delivery to the Securities Intermediary of appropriate Entitlement Orders). Subject to the right of the Indenture Trustee to make withdrawals therefrom, as directed by the Servicer, for the purposes and in the amounts set forth in Section 5.06 of the Sale and Servicing Agreement, the Reserve Account and all funds held therein shall be the property of the Seller and not the property of the Trust, the Owner Trustee or the Indenture Trustee. The Seller will grant to the Indenture Trustee, for the benefit of the Noteholders, a security interest in all funds (including Eligible Investments, but not the income from such investments) in the Reserve Account (including the Reserve Account Initial Deposit) and the proceeds thereof, and the Indenture Trustee shall have all of the rights of a secured party under the UCC with respect thereto; provided that all income from the investment of funds in the Reserve Account and the right to receive such income are retained by the Seller and are not transferred, assigned or otherwise conveyed hereunder. The Seller will not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in the Reserve Account unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Seller shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

         (c) Subject to Section 6.01(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in the Collection Account, Payahead Account or Reserve Account resulting from any loss on any Eligible Investment included therein at the direction of the Servicer or Seller, as the case may be, except for losses attributable to the Indenture Trustee's failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with the terms thereof.

         (d) If (i) the Servicer or Seller shall have failed to give investment directions for any funds on deposit in the Collection Account, Payahead Account and Reserve Account, as the case may be, to the Indenture Trustee by 11:00 a.m. Eastern Time (or such other time as may be agreed by the Issuer and Indenture Trustee) on any Business Day or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.02 or (iii) if such Notes shall have been declared due and payable following an Event of Default, but amounts collected or receivable from the Trust Estate are being applied in accordance with Section 5.05 as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in one or more Eligible Investments specified in clause (h) of the definition of Eligible Investments provided in the Sale and Servicing Agreement.

         Section 8.05 Release of Trust Estate.

         (a) Subject to the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in such property, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

         (b) The Indenture Trustee shall, at such time as there are no Notes outstanding, all sums due to the Swap Counterparty and the Holder of the Revolving Liquidity Note have been paid and all sums due the Indenture Trustee pursuant to Section 6.07 have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to or to the order of the Issuer or, in the case of the Reserve Account, to the Seller, entitled thereto any funds then on deposit in the Collection Account, Payahead Account and Reserve Account, as the case may be. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05(b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.01.

         Section 8.06 Opinion of Counsel. The Indenture Trustee shall receive at least seven days notice when requested by the Issuer to take any action pursuant to Section 8.05(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the

Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.


                                   ARTICLE IX

                             Supplemental Indentures

         Section 9.01 Supplemental Indentures Without Consent of Noteholders. Subject to Section 9.03, without the consent of the Holders of any Notes but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

         (a) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

         (b) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

         (c) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, the Holder of the Revolving Liquidity Note or the Swap Counterparty, or to surrender any right or power herein conferred upon the Issuer;

         (d) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

         (e) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture to the extent such action shall not adversely affect the interests of the Holders of the Notes or the Certificate or the Swap Counterparty;

         (f) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and the Swap Counterparty and to add to or change




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


any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

         (g) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

         The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

         Section 9.02 Supplemental Indentures with Consent of Noteholders. Subject to Sections 6.14 and 9.03, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with the consent of the Holders of at least 51% of the Outstanding Amount of the Class A Notes, acting together as a single Class (excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their Affiliates), by Action of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture.

         The Indenture Trustee may in its discretion determine whether or not any Notes or the Revolving Liquidity Note would be adversely affected by any supplemental indenture (which determination will be based on such supplemental indenture not resulting in a downgrade in the ratings applicable to the Notes) and any such determination shall be conclusive upon the Holders of all Notes and the Revolving Liquidity Note, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

         It shall not be necessary for any Action of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Action shall approve the substance thereof.

         Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         Section 9.03 Limitations on Supplemental Indentures The Issuer and the Indenture Trustee, in accordance with Sections 9.01 and 9.02 above, may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such




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


supplemental indenture shall, without the consent of the Holder of each Outstanding Note, the Holder of the Revolving Liquidity Note or the Swap Counterparty if their respective interests are affected thereby:

         (a) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the Interest Rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture, to the extent provided in Article V, requiring the application of funds available therefor to the payment of any such amount due on the Notes on or after the respective due dates thereof;

         (b) reduce the percentage of the Outstanding Amount of the Notes (or the Notes of any Class, as applicable), the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

         (c) modify or alter the provisions of the proviso to the definition of the term "Outstanding" or;

         (d) reduce the percentage of the Outstanding Amount of the Notes (or the Notes of any Class, as applicable) required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04;

         (e) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

         (f) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note or to the Swap Counterparty or the Holder of the Revolving Liquidity Note on any Payment Date (including the calculation of any of the individual components of such calculation);

         (g) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture; or

         (h) modify or alter the provisions hereof regarding the voting of Notes held by the Indenture Trustee, the Owner Trustee, TMCC or any of its Affiliates or the Trust.

         Section 9.04 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon,




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


an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

         Section 9.05 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer, the Holders of the Notes, the Swap Counterparty, the Holder of the Revolving Liquidity Note and the Certificateholder shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         Section 9.06 Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

         Section 9.07 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.


                                   ARTICLE X

                            Termination of the Trust

         Section 10.01 Termination of the Trusts Created by Indenture.

         (a) The trusts created hereby and the respective obligations and responsibilities of the Issuer, the Administrator and the Indenture Trustee shall terminate upon (i) the purchase as of any Payment Date by the Servicer, or any successor to the Servicer, at its option of the Receivables primarily comprising the corpus of the Owner Trust Estate as described in Section 10.02,
(ii) the payment to the Noteholders of all amounts required to be paid to them pursuant to this Agreement and the release to the Owner Trustee of all remaining amounts or investments on deposit in the Collection Account or Payahead Account, the payment to the Swap Counterparty all amounts required to be paid to it pursuant to the Interest Rate Swap Agreement, the payment to the Holder of the Revolving Liquidity Note of all amounts required to be paid to it pursuant to the Revolving Liquidity Note Agreement and the release to the Seller of the amounts held in the

Reserve Account or (iii) the maturity or liquidation of the last Receivable and the disposition of all property held as part of the Owner Trust Estate; provided, however, that in no event shall the trust created by this Indenture continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of this Indenture. The Owner Trustee shall promptly notify the Indenture Trustee and each Rating Agency of any prospective termination pursuant to this Section.

         (b) Notice of any termination, specifying the Payment Date upon which the Noteholders must surrender their Notes to the Indenture Trustee for payment of the final distribution and retirement of the Notes, shall be given promptly by the Indenture Trustee (at the written direction of the Administrator) by letter to Noteholders mailed not later than the 15th day and not earlier than the 30th day prior to the date on which such final distribution is expected to occur specifying (i) the Payment Date upon which final payment of the Notes shall be made upon presentation and surrender of Notes at the office of the Indenture Trustee therein specified, (ii) the amount of any such final payment and (iii) if applicable, that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Notes at the office of the Indenture Trustee therein specified. The Indenture Trustee shall give such notice to the Note Registrar (if other than the Indenture Trustee) at the time such notice is given to Noteholders. In the event such notice is given, the Seller, the Servicer, or any successor to the Servicer, or the Indenture Trustee, as the case may be, shall make deposits into the Collection Account in accordance with Section 5.02 of the Sale and Servicing Agreement, or, in the case of an optional purchase of Receivables pursuant to Section 10.02, shall deposit the amount specified in Section 10.02. Upon presentation and surrender of the Notes, the Indenture Trustee shall cause to be distributed to Noteholders amounts distributable on such Payment Date pursuant to Section 5.06 of the Sale and Servicing Agreement.

         Section 10.02 Optional Purchase of All Receivables. If the Servicer, or any successor to the Servicer, shall notify the Swap Counterparty, the Holder of the Revolving Liquidity Note, the Owner Trustee and the Indenture Trustee of its intention to exercise the option granted to it in the Sale and Servicing Agreement to repurchase the outstanding Receivables primarily comprising the Owner Trust Estate, then the Owner Trustee and Indenture Trustee shall give written notice thereof to each Securityholder and the Rating Agencies as soon as practicable after their receipt of notice from the Servicer. Upon deposit by the Servicer or successor to the Servicer of the amount necessary to effect such purchase of the corpus of the Owner Trust Estate, the Indenture Trustee shall make the final distributions to the Noteholders, the Swap Counterparty or to the Holder of the Revolving Liquidity Note pursuant to Section 4.01 and Certificateholders as set forth in Section 5.06 of the Sale and Servicing Agreement and Section 10.01 hereof and shall promptly transfer all of its right, title and interest in and to any amounts or investments remaining on deposit in the Collection Account and all of its rights to make withdrawals from the Payahead Account and the Reserve Account (excluding any portion thereof necessary to make distributions to Noteholders described in Section 3.03) to the Owner Trustee for the benefit of the Certificateholder and release from the lien of this Indenture all of the remaining Collateral. The Indenture Trustee shall execute, deliver and file all agreements, certificates, instruments or other documents necessary or reasonably requested by the Owner Trustee in order to effect such release and the transfer to the Owner Trustee of the Collateral.





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


                                   ARTICLE XI

                                  Miscellaneous

         Section 11.01 Compliance Certificates and Opinions, etc.

         (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall, upon written request therefor from the Indenture Trustee, furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no such written request from the Indenture Trustee need be furnished (and only such expressly required documents need be delivered in connection therewith).

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

         (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

                  (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signatory thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.

                  (iii) Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

         Section 11.02 Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

         Section 11.03 Acts of Noteholders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Action" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

         (c) The ownership of Notes shall be proved by the Note Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every
Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

         Section 11.04 Notices, etc., to Indenture Trustee, Issuer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Action of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Action of Noteholders is to be made upon, given or furnished to or filed with:

         (a) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office, or

         (b) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: Toyota Auto Receivables 2003-B Owner Trust, 19001 South Western Avenue, Torrance, California 90509, Attention:
Treasury Department, Vice President, Treasury, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.




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


         Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of Moody's, at the following address: Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, (ii) in the case of Standard & Poor's, at the following address: Standard & Poor's Ratings Group, 26 Broadway (15th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

         Section 11.05 Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) (a) in the case of Book-Entry Notes, upon delivery to the Clearing Agency in writing and (b) in the case of Definitive Notes, when mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, in each case being delivered or mailed, as the case may be, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

         In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

         Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

         Section 11.06 Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note or the Revolving Liquidity Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

         Section 11.07 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this




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


Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

         The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

         Section 11.08 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 11.09 Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

         Section 11.10 Severability. If any one or more of the covenants, agreements, provisions or terms of this Indenture shall be for any reason whatsoever held invalid or unenforceable in any jurisdiction, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Notes, Interest Rate Swap Agreement, the Revolving Liquidity Note Agreement or the Revolving Liquidity Note, or the Certificate or the rights of the Holders thereof.

         Section 11.11 Benefits of Indenture. Nothing in this Indenture, the Notes, the Interest Rate Swap Agreement or the Revolving Liquidity Note, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Owner Trustee, the Administrator, the Servicer, the Swap Counterparty, the Holder of the Revolving Liquidity Note and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         Section 11.12 Governing Law. This indenture shall be governed by and construed in accordance with the laws of the state of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary's jurisdiction.

         Section 11.13 Counterparts. This Indenture may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute but one and the same instrument.

         Section 11.14 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its





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


expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

         Section 11.15 Trust Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Swap Counterparty, the Holder of the Revolving Liquidity Note, the Issuer, the Owner Trustee or the Indenture Trustee on the Interest Rate Swap Agreement, the Notes, the Revolving Liquidity Note Agreement or the Certificate or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any Certificateholder or other owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any Certificateholder or other owner of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee, in their capacities as such, have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

         Section 11.16 No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder (excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their Affiliates), by accepting a Note, hereby covenant and agree that they will not at any time institute against the Seller or the Issuer, or join in any institution against the Seller or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Certificate or any of the Basic Documents.

         Section 11.17 Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause (at the expense of the requesting party) such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

                  IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.


                                    TOYOTA AUTO RECEIVABLES 2003-B OWNER TRUST


                                    By: U.S. BANK TRUST NATIONAL ASSOCIATION,
                                        not in its individual capacity but
                                        solely as Owner Trustee


                                    By: /s/ Melissa A. Rosal
                                        ----------------------------------------
                                        Name: Melissa A. Rosal
                                        Title: Vice President


                                    THE BANK OF NEW YORK,

                                        not in its individual capacity but
                                        solely as Indenture Trustee and
                                        Securities Intermediary



                                    By: /s/ John Bobko
                                        ----------------------------------------
                                        Name: John Bobko
                                        Title: Assistant Vice President

STATE OF ____________________

COUNTY OF ___________________

         BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day personally appeared , known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but as Owner Trustee of the TOYOTA AUTO RECEIVABLES 2003-B OWNER TRUST, a Delaware statutory trust, and that such person executed the same as the act of said statutory trust for the purpose and consideration therein expressed, and in the capacities therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ____ day of September,
2003.


                                ALLISON R. CLAN
                              --------------------------------------------------
                              Notary Public in and for the State of   NEW YORK
                                                                    ------------

(Seal)

My commission expires:

August 28, 2006
--------------------------

STATE OF     ILLINOIS
        ----------------------

COUNTY OF   COOK
         ---------------------

         BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day personally appeared , known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said THE BANK OF NEW YORK, not in its individual capacity but as Indenture Trustee and Securities Intermediary in connection with the Toyota Auto Receivables 2003-B Owner Trust, a Delaware statutory trust, and that such person executed the same as the act of said statutory trust for the purpose and consideration therein expressed, and in the capacities therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 16 day of September,
                                                     ----
2003.


                                    VENUS HALL
                              --------------------------------------------------
                              Notary Public in and for the State of  ILLINOIS
                                                                   -------------

(Seal)

My commission expires:

         7/13/05
--------------------------

                                   EXHIBIT A-1

                             FORM OF CLASS A-1 NOTE

         THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (II) IN A TRANSACTION (OTHER THAN A TRANSACTION IN CLAUSE (IV) BELOW) EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS, (III) TO ANY AFFILIATE OF TOYOTA MOTOR CREDIT CORPORATION OR (IV) TO A PERSON WHO THE TRANSFEROR OF SUCH CLASS A-1 NOTE REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT AND THAT IS AWARE THAT THE RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT, AND IN ANY CASE MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE PROVISIONS OF THE INDENTURE GOVERNING TRANSFER OF THE CLASS A-1 NOTES.

         THIS NOTE IS NOT AN OBLIGATION OF, AND WILL NOT BE INSURED OR GUARANTEED BY, ANY GOVERNMENTAL AGENCY OR TOYOTA AUTO FINANCE RECEIVABLES LLC, TOYOTA MOTOR CREDIT CORPORATION, TOYOTA MOTOR SALES, U.S.A., INC., TOYOTA FINANCIAL SERVICES CORPORATION, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. THE PRINCIPAL AND INTEREST ON THIS NOTE IS PAYABLE SOLELY FROM PAYMENTS ON THE RECEIVABLES AND AMOUNTS ON DEPOSIT IN THE RESERVE ACCOUNT.














                                     A-1-1

No. 1                                                               $556,500,000
                                                           CUSIP No. 89232Y AA 6
                                                         ISIN No. : US89232YAA64





          TOYOTA AUTO RECEIVABLES 2003-B OWNER TRUST

              CLASS A-1 1.12% ASSET BACKED NOTES

         Toyota Auto Receivables 2003-B Owner Trust, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to TOYOTA MOTOR CREDIT CORPORATION, or registered assigns, the principal sum of FIVE HUNDRED FIFTY SIX MILLION FIVE HUNDRED THOUSAND DOLLARS ($556,500,000) payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $556,500,000 and the denominator of which is $556,500,000 by (ii) the aggregate amount, if any, payable from the Collection Account in respect of principal on the Class A-1 Notes pursuant to Section 3.01 of the Indenture dated as of September 1, 2003, between the Issuer and The Bank of New York, a New York State banking institution, as Indenture Trustee (the "Indenture Trustee") and Sections 5.06(c) and 5.06(d) of the Sale and Servicing Agreement dated as of September 1, 2003, between the Issuer, TAFR LLC, as Seller, and TMCC, as Servicer (which amounts will be limited to the portion of Available Collections available to make the payments specified in such Sections); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Payment Date occurring in September 2004 (the "Class A-1 Final Scheduled Payment Date") and the Payment Date described in
Section 10.01 of the Indenture. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Indenture and the Sale and Servicing Agreement, as the case may be.

         The Issuer will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), subject to certain limitations contained in Section
3.01 of the Indenture and Sections 5.06(c) and 5.06(d) of the Sale and Servicing Agreement. Interest on this Note will accrue from, and including, each Payment Date (or, in the case of the first Payment Date, from, and including, the Closing Date) to, but excluding, the subsequent Payment Date. Interest will be computed on the basis specified in the Indenture for each Interest Period. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Note is payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.





                                     A-1-2

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.
























                                     A-1-3

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.



Date:  September __, 2003



                                    TOYOTA AUTO RECEIVABLES 2003-B
                                    OWNER TRUST


                                    By: U.S. BANK TRUST NATIONAL ASSOCIATION

                                        not in its individual capacity but
                                        solely as Owner Trustee under the
                                        Trust Agreement,





                                    By: ________________________________________
                                        Authorized Signatory
























                                     A-1-4

            TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:  September __, 2003


                                    THE BANK OF NEW YORK,
                                      not in its individual capacity but
                                      solely as Indenture Trustee,


                                    By: ________________________________________
                                        Authorized Signatory


























                                     A-1-5

         This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 1.12% Asset Backed Notes, Class A-1 (herein called the "Class A-1 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class A-1 Notes are subject to all terms of the Indenture.

         The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (collectively, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

         Principal of the Class A-1 Notes will be payable on each Payment Date in an amount described in the Indenture. "Payment Date" means the fifteenth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing October 15, 2003.

         Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable (i) on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of at least 51% of the Outstanding Amount of the Class A Notes, acting together as a single class (but excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their Affiliates) have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture, (ii) following the termination or liquidation of the Trust Estate in connection with the exercise by the Servicer of its option to purchase the Receivables pursuant to
Section 9.01 of the Sale and Servicing Agreement and Section 10.02 of the Indenture or (iii) within 90 days of certain Insolvency Events with respect to TAFR LLC. If any such event occurs, all principal payments on the Class A Notes shall be made pro rata to the Class A Noteholders entitled thereto.

         Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered in the Note Register on the Record Date. Such payment will be made by check mailed first-class postage prepaid to such Person's address as it appears on the Note Register on such Record Date or by wire transfer to the account specified by the registered holder of any Note with a face amount of at least $10,000,000. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

         The Issuer shall pay interest on overdue installments of interest at the Class A-1 Rate to the extent lawful.





                                     A-1-6

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee as set forth in Section 2.04 of the Indenture, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Noteholder may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or
(iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee, in their capacities as such, have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

         Each Noteholder or Note Owner that is not TMCC, TAFR LLC or an Affiliate of either of them, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller or the Issuer, or join in any institution against the Seller or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

         The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be




                                     A-1-7
specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture, in some cases without the consent of the Holders of any Class of Notes and in other cases with the consent of Holders of only certain Classes of Notes. Section 5.12 of the Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the outstanding principal amount of the Notes of the Class or Classes specified therein, on behalf of the Holders of all the Notes of such Classes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

         The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

         The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

         The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.





















                                     A-1-8

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee: ______

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

________________________________________________________________________________
                         (name and address of assignee)

         the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:                     */
      ---------------------

Signature Guaranteed:
                           */
---------------------------

*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


















                                     A-1-9

                                   EXHIBIT A-2

                             FORM OF CLASS A-3 NOTE

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


         THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

         THIS NOTE IS NOT AN OBLIGATION OF, AND WILL NOT BE INSURED OR GUARANTEED BY, ANY GOVERNMENTAL AGENCY OR TOYOTA AUTO FINANCE RECEIVABLES LLC, TOYOTA MOTOR CREDIT CORPORATION, TOYOTA MOTOR SALES, U.S.A., INC., TOYOTA FINANCIAL SERVICES CORPORATION, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. THE PRINCIPAL AND INTEREST ON THIS NOTE IS PAYABLE SOLELY FROM PAYMENTS ON THE RECEIVABLES AND AMOUNTS ON DEPOSIT IN THE RESERVE ACCOUNT.









                                      A-2-1

No. [1][2]                                                          $___________
                                                           CUSIP No. 89232Y AC 2
                                                         ISIN No. : US89232YAC21


                   TOYOTA AUTO RECEIVABLES 2003-B OWNER TRUST

                   CLASS A-3 FLOATING RATE ASSET BACKED NOTES

         Toyota Auto Receivables 2003-B Owner Trust, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [FIVE HUNDRED][FIFTY FOUR] MILLION DOLLARS ($[500,000,000] [54,000,000]) payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $[500,000,000] [54,000,000] and the denominator of which is $554,000,000 by (ii) the aggregate amount, if any, payable from the Collection Account in respect of principal on the Class A-3 Notes pursuant to Section 3.01 of the Indenture dated as of September 1, 2003, between the Issuer and The Bank of New York, a New York State banking institution, as Indenture Trustee (the "Indenture Trustee") and Sections 5.06(c) and 5.06(d) of the Sale and Servicing Agreement dated as of September 1, 2003, between the Issuer, TAFR LLC, as Seller, and TMCC, as Servicer (which amounts will be limited to the portion of Available Collections available to make the payments specified in such Sections); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Payment Date occurring in August 2007 (the "Class A-3 Final Scheduled Payment Date") and the Payment Date described in Section 10.01 of the Indenture. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Indenture and the Sale and Servicing Agreement, as the case may be.

         The Issuer will pay interest on this Note at the rate of one-month LIBOR plus 0.03% on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), subject to certain limitations contained in
Section 3.01 of the Indenture and Sections 5.06(c) and 5.06(d) of the Sale and Servicing Agreement. Interest on this Note will accrue from, and including, each Payment Date (or, in the case of the first Payment Date, from, and including, the Closing Date) to, but excluding, the subsequent Payment Date. Interest will be computed on the basis specified in the Indenture for each Interest Period. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Note is payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.



                                     A-2-2

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.






























                                     A-2-3

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.



Date:  September __, 2003


                                          TOYOTA AUTO RECEIVABLES 2003-B
                                          OWNER TRUST


                                          By: U.S. BANK TRUST NATIONAL
                                          ASSOCIATION
                                               not in its individual capacity
                                               but solely as Owner Trustee
                                               under the Trust Agreement,


                                          By: __________________________________
                                              Authorized Signatory





















                                     A-2-4

            TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:  September __, 2003


                                    THE BANK OF NEW YORK,
                                       not in its individual capacity
                                       but solely as Indenture Trustee,



                                    By: ________________________________________
                                        Authorized Signatory
























                                     A-2-5

         This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Floating Rate Asset Backed Notes, Class A-3 (herein called the "Class A-3 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class A-3 Notes are subject to all terms of the Indenture.

         The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (collectively, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

         Principal of the Class A-3 Notes will be payable on each Payment Date in an amount described in the Indenture. "Payment Date" means the fifteenth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing October 15, 2003.

         Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable (i) on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of at least 51% of the Outstanding Amount of the Class A Notes, acting together as a single class (but excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their Affiliates) have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture, (ii) following the termination or liquidation of the Trust Estate in connection with the exercise by the Servicer of its option to purchase the Receivables pursuant to
Section 9.01 of the Sale and Servicing Agreement and Section 10.02 of the Indenture or (iii) within 90 days of certain Insolvency Events with respect to TAFR LLC. If any such event occurs, all principal payments on the Class A Notes shall be made pro rata to the Class A Noteholders entitled thereto.

         Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered in the Note Register on the Record Date. With respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee, except for the final installment of principal payable with respect to such Note on a Payment Date or on the applicable Final Scheduled Payment Date, which shall be payable as provided below. Such payment will be made by check mailed first-class postage prepaid to such Person's address as it appears on the Note Register on such Record Date or by wire transfer to the account specified by the registered holder of any Note with a face amount of at least $10,000,000. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date






                                     A-2-6
preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

         The Issuer shall pay interest on overdue installments of interest at the Class A-3 Rate to the extent lawful.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee as set forth in Section 2.04 of the Indenture, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Noteholder may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or
(iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee, in their capacities as such, have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller or the Issuer, or join in any institution against the Seller or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.



                                     A-2-7

         The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture, in some cases without the consent of the Holders of any Class of Notes and in other cases with the consent of Holders of only certain Classes of Notes. Section 5.12 of the Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the outstanding principal amount of the Notes of the Class or Classes specified therein, on behalf of the Holders of all the Notes of such Classes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

         The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

         The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

         The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.




                                     A-2-8

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee: ______

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

________________________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:                     */
      ---------------------

Signature Guaranteed:
                           */
---------------------------

*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


























                                     A-2-9

                                   EXHIBIT A-3

                      FORM OF CLASS A-2 AND CLASS A-4 NOTE

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


         THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

         THIS NOTE IS NOT AN OBLIGATION OF, AND WILL NOT BE INSURED OR GUARANTEED BY, ANY GOVERNMENTAL AGENCY OR TOYOTA AUTO FINANCE RECEIVABLES LLC, TOYOTA MOTOR CREDIT CORPORATION, TOYOTA MOTOR SALES, U.S.A., INC., TOYOTA FINANCIAL SERVICES CORPORATION, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. THE PRINCIPAL AND INTEREST ON THIS NOTE IS PAYABLE SOLELY FROM PAYMENTS ON THE RECEIVABLES AND AMOUNTS ON DEPOSIT IN THE RESERVE ACCOUNT.


















                                     A-3-1

No. 1                                                            $______________
                                                     CUSIP No. _________________
                                                    ISIN No. : [_______________]


                   TOYOTA AUTO RECEIVABLES 2003-B OWNER TRUST

                      CLASS [A-2] [A-4] ASSET BACKED NOTES

         Toyota Auto Receivables 2003-B Owner Trust, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [_____________________] MILLION DOLLARS ($_________) payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $___________ and the denominator of which is $___________ by (ii) the aggregate amount, if any, payable from the Collection Account in respect of principal on the Class [A-2] [A-4] Notes pursuant to Section 3.01 of the Indenture dated as of September 1, 2003, between the Issuer and The Bank of New York, a New York State banking institution, as Indenture Trustee (the "Indenture Trustee") and Sections 5.06(c) and 5.06(d) of the Sale and Servicing Agreement dated as of September 1, 2003, between the Issuer, TAFR LLC, as Seller, and TMCC, as Servicer (which amounts will be limited to the portion of Available Collections available to make the payments specified in such Sections); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Payment Date occurring in ________ 20__ (the "Class [A-2] [A-4] Final Scheduled Payment Date") and the Payment Date described in Section 10.01 of the Indenture. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Indenture and the Sale and Servicing Agreement, as the case may be.

         The Issuer will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), subject to certain limitations contained in Section
3.01 of the Indenture and Sections 5.06(c) and 5.06(d) of the Sale and Servicing Agreement. Interest on this Note will accrue from (and including) the 15th day of each calendar month to (but excluding) the 15th day of the succeeding calendar month, except that the first interest accrual period will be from (and including) the Closing Date to (but excluding) October 15. Interest will be computed on the basis specified in the Indenture for each Interest Period. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Note is payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.






                                     A-3-2

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.






















                                     A-3-3

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.


Date:  September __, 2003

                                    TOYOTA AUTO RECEIVABLES 2003-B
                                    OWNER TRUST


                                    By: U.S. BANK TRUST NATIONAL ASSOCIATION
                                        not in its individual capacity but
                                        solely as Owner Trustee under the Trust
                                        Agreement,


                                    By: ________________________________________
                                        Authorized Signatory


























                                     A-3-4

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:  September __, 2003


                                    THE BANK OF NEW YORK,
                                        not in its individual capacity but
                                        solely as Indenture Trustee,



                                    By: ________________________________________
                                        Authorized Signatory

























                                     A-3-5

         This Note is one of a duly authorized issue of Notes of the Issuer, designated as its ____% Asset Backed Notes, Class [A-2] [A-4] (herein called the "Class [A-2] [A-4] Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class [A-2] [A-4] Notes are subject to all terms of the Indenture.

         The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (collectively, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

         Principal of the Class [A-2] [A-4] Notes will be payable on each Payment Date in an amount described in the Indenture. "Payment Date" means the fifteenth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing October 15, 2003.

         Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable (i) on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of at least 51% of the Outstanding Amount of the Class A Notes, acting together as a single class (but excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their Affiliates) have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture, (ii) following the termination or liquidation of the Trust Estate in connection with the exercise by the Servicer of its option to purchase the Receivables pursuant to
Section 9.01 of the Sale and Servicing Agreement and Section 10.02 of the Indenture or (iii) within 90 days of certain Insolvency Events with respect to TAFR LLC. If any such event occurs, all principal payments on the Class A Notes shall be made pro rata to the Class A Noteholders entitled thereto.

         Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered in the Note Register on the Record Date. With respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee, except for the final installment of principal payable with respect to such Note on a Payment Date or on the applicable Final Scheduled Payment Date, which shall be payable as provided below. Such payment will be made by check mailed first-class postage prepaid to such Person's address as it appears on the Note Register on such Record Date or by wire transfer to the account specified by the registered holder of any Note with a face amount of at least $10,000,000. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date





                                     A-3-6
preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

         The Issuer shall pay interest on overdue installments of interest at the Class [A-2] [A-4] Rate to the extent lawful.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee as set forth in Section 2.04 of the Indenture, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Noteholder may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or
(iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee, in their capacities as such, have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller or the Issuer, or join in any institution against the Seller or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.





                                     A-3-7

         The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture, in some cases without the consent of the Holders of any Class of Notes and in other cases with the consent of Holders of only certain Classes of Notes. Section 5.12 of the Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the outstanding principal amount of the Notes of the Class or Classes specified therein, on behalf of the Holders of all the Notes of such Classes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

         The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

         The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

         The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.




                                     A-3-8

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee: ______

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

________________________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:                     */
      ---------------------

Signature Guaranteed:
                           */
---------------------------

*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


































                                     A-3-9

                                    EXHIBIT B

                       (Form of Note Depository Agreement)